SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                                   FORM 8-K/A
                                   ----------
                                 Amendment No. 1

                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934



                                  July 24, 1997
                        (Date of earliest event reported)


                      SAFETY COMPONENTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                 0-23938
    (State or  other   jurisdiction  of          (Commission  File  Number)
       incorporation or organization)


                                   33-0596831
                      (I.R.S. Employer Identification No.)

                             2160 North Central Road
                              Fort Lee, New Jersey
                    (Address of principal executive offices)

                                      07024
                                   (Zip Code)


        Registrant's telephone number, including area code (201) 592-0008

                                 Not Applicable
          (Former name or former address, if changed since last report)

     This Form 8-K/A, Amendment Number 1, amends and supplements the Form 8-K (the "Original Form 8-K") filed by Safety Components International, Inc. on August 7, 1997. The purpose of this Amendment Number 1 is to amend Item 7 of the Original Form 8-K as set forth below.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     Item 7 is hereby amended to read in full as follows:

(a)  Financial statements of business acquired

                                                                                       PAGE
                                                                                       -----

JPS AUTOMOTIVE L.P. AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION INTERIM FINANCIAL
  STATEMENTS
  Balance Sheets as of June 28, 1997 (Unaudited), March 29, 1997 (Unaudited) and
     December 28, 1996...............................................................  F-1
  Statements of Operations for the Period from March 30, 1997, to June 28, 1997
     (Unaudited), the Period from December 29, 1996, to March 29, 1997
     (Unaudited) and the Period from January 1, 1996, to March 30, 1996 (Unaudited)..  F-2
  Statements of Cash Flows for the Period from March 30, 1997, to June 28, 1997
     (Unaudited), the Period from December 29, 1996, to March 29, 1997 (Unaudited)
     and the Period from January 1, 1996, to March 30, 1996 (Unaudited)..............  F-3
  Notes to Interim Financial Statements..............................................  F-4
JPS AUTOMOTIVE L.P. AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION FINANCIAL STATEMENTS
  Report of Independent Public Accountants...........................................  F-9
  Balance Sheets as of December 28, 1996 and December 31, 1995.......................  F-10
  Statements of Operations for the Period from December 12, 1996 to December 28, 1996 and the Period from January 1, 1996 to December 11, 1996 and the Year Ended
     December 31, 1995 and the period from June 29, 1994, to January 1, 1995.........  F-11
  Statements of Divisional Equity for the Period from December 12, 1996 to December
     28, 1996 and the Period from January 1, 1996 to December 11, 1996 and the Year
     Ended December 31, 1995 and the period from June 29, 1994, to January 1, 1995...  F-12
  Statements of Cash Flows for the Period from December 12, 1996 to December 28, 1996 and the Period from January 1, 1996 to December 11, 1996 and the Year Ended
     December 31, 1995 and the period from June 29, 1994, to January 1, 1995.........  F-13
  Notes to Financial Statements......................................................  F-14
AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION OF JPS TEXTILE GROUP, INC.
  Report of Independent Accountants..................................................  F-30
  Statement of Income for the Period from December 26, 1993 to June 28, 1994.........  F-31
  Statement of Divisional Equity for the Period from December 26, 1993 to June 28,
     1994............................................................................  F-32
  Statement of Cash Flows for the Period from December 26, 1993 to June 28, 1994.....  F-33
  Notes to Financial Statements......................................................  F-34


                                        1

(b)  Pro Forma Unaudited Financial Information

     The unaudited pro forma combined balance sheet of Safety Components International, Inc. (Safety Components or the Company) and the Air Restraints and Technical Products Division (the Division) of JPS Automotive L.P. as of June 30, 1997 reflect adjustments as if the acquisition of all of the assets and certain liabilities, subject to post-closing adjustments, of the Division by Safety Components had taken place on June 30, 1997. The unaudited pro forma statement of operations for the twelve months ended March 31, 1997 reflect adjustments as if the transaction had occurred on April 1, 1996, the beginning of Safety Components' fiscal year. The acquisition is being accounted for using the purchase method. Effective May 22, 1997, the Company acquired all of the issued and outstanding stock of Valentec International Corporation (Valentec), which was accounted for using the purchase method. Accordingly, the unaudited pro forma statement of operations for the twelve months ended March 31, 1997 reflects adjustments as if the Valentec transaction had occurred on April 1, 1996. The unaudited pro forma statement of operations for the three months ended June 30, 1997 reflect adjustments as if the Division transaction had occurred on April 1, 1997, the beginning of Safety Components' first quarter ended June 30, 1997. Certain transactions occurred subsequent to the acquisition of Valentec and prior to the Division transaction which are included in the Pro Forma Unaudited Financial Information under the heading Subsequent Financing Transactions.

     The financial statements of Safety Components are based on the fiscal year ending March 31. The acquisition of Phoenix Airbag GmbH (Phoenix Airbag) was consummated on August 6, 1996. In order to present the pro forma combined financial statements based on Safety Components' fiscal year ended March 31, 1997, Phoenix Airbag's results for the period from April 1, 1996 through August 5, 1996 are being included.

     The unaudited pro forma combined financial statements reflect Safety Components' allocation of the purchase price, including transaction costs, of approximately $56.9 million to the assets and liabilities of the Division, based upon Safety Components' appraised values of the relevant assets acquired and liabilities assumed. The final allocation of the purchase price may vary as additional information is obtained, and accordingly, the ultimate allocation may differ from those used in the unaudited pro forma financial statements. Such final allocation is not expected to be materially different.

     The unaudited pro forma combined financial statements should be read in conjunction with the separate historical financial statements and related notes of the Division appearing in Item 7 (a) of this current report on Form 8-K/A and the historical financial statements, related notes and Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations of Safety Components for the year ended March 31, 1997 and the quarter ended June 30, 1997 previously filed with the Securities and Exchange Commission. The financial statements of Valentec are available for review, as filed, on Form 8-K/A filed with the Securities and Exchange Commission on August 5, 1997. The pro forma information is not necessarily indicative of the results that would have been reported had the acquisitions actually occurred on the dates specified, nor is it necessarily indicative of the future results of the combined companies.

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                 (in thousands)


                                                                               Pro Forma
                              Historical                        Offering and  Offering and    Subsequent
                                 SCI      Valentec      JPS     Acquisitions  Acquisitions    Financing
                               3/31/97     3/31/97    3/29/97    Adjustments     Totals      Transactions     Pro Forma
                               -------     -------    -------    -----------     ------      ------------     ---------

Net sales .................   $ 83,958   $ 14,026    $ 65,570     $  9,654 (a)   $173,208       $    --         $173,208
Cost of sales .............     64,130     12,144      55,127        6,428 (b)    137,829            --          137,829
Depreciation ..............      2,043        546       2,306          599 (b)      5,494            --            5,494
Product launch costs ......      1,761       --          --          --             1,761            --            1,761
                              --------   --------    --------     --------       --------       --------        --------
  Gross Profit ............     16,024      1,336       8,137        2,627         28,124            --           28,124
Selling and marketing
  expenses ................      1,375       --          --            503 (c)      1,878            --            1,878
General and administrative
  expenses ................      5,697      1,683       3,229          675 (d)     11,284            --           11,284
Amortization ..............        348       --           900          352 (e)      1,600            --            1,600
                              --------   --------    --------     --------       --------       --------        --------
Income (loss) from
  operations...............      8,604       (347)      4,008        1,097         13,362            --           13,362
                              --------   --------    --------     --------       --------       --------        --------
Other expense (income) ....        444       (538)        332          605 (f)        843            --              843
                                                                                                                --------
Interest expense, net .....      1,319      1,183         499        7,341 (g)     10,342            221 (i)      10,563
                              --------   --------    --------     --------       --------       --------        --------
Income (loss) before
  taxes ...................      6,841       (992)      3,177       (6,849)         2,177           (221)          1,956
Provision (benefit) for
  income taxes ............      2,995       (286)        453       (2,058)(h)      1,104            (88)(j)       1,016
                              --------   --------    --------     --------       --------       --------        --------
Income (loss) before
  extraordinary item and
  cumulative effect of
  change in accounting
  principle...............   $  3,846   $   (706)   $  2,724    $  (4,791)      $  1,073       $   (133)       $    940
                              ========   ========    ========     ========       ========       ========        ========

Pro forma income before
  extraordinary item and
  cumulative effect of
  change in accounting
  principle per share.....                                                                                         $0.19
                                                                                                                   =====
Weighted average pro forma
   shares outstanding.....                                                                                         5,021
                                                                                                                   =====

               See Unaudited Notes to Pro Forma Financial Data

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                        SUMMARY OF PRO FORMA ADJUSTMENTS
                                 (in thousands)

                                                                                                  Twelve Months
                                     Ref                     Adjustments                          March 31, 1997
                                     ---                     -----------                          --------------
Net sales                            (a)     Revenues of Phoenix prior to August 6, 1996
                                                (date of acquisition) (Note 2)                       $ 12,381
                                             Eliminate intercompany sales between
                                                SCI and Valentec                                       (2,727)
                                                                                                     --------
                                                                                                        9,654

Cost of sales                        (b)     Cost of Sales of Phoenix prior to August 6, 1996
                                                (Note 2)                                                9,155
                                             Depreciation for Phoenix prior to
                                                acquisition (Note 2)                                      249
                                             Eliminate intercompany cost of sales between
                                                SCI and Valentec                                       (2,727)
                                             Additional depreciation related to JPS property,
                                                plant and equipment (Note 2)                              350
                                                                                                     --------
                                                                                                        7,027
                                                                                                     --------
Increase in gross profit                                                                                2,627

Selling and marketing expenses       (c)     Selling and marketing expenses of Phoenix
                                                prior to August 6, 1996 (Note 2)                          503

General and administrative           (d)     General and Administrative expense of Phoenix
  expenses                                      prior to August 6, 1996 (Note 2)                          675

Goodwill amortization                (e)     Amortization of Phoenix goodwill prior
                                                to August 6, 1996 (Note 2)                                153
                                             Amortization of Valentec goodwill
                                                (Note 1)                                                  672
                                             Eliminate JPS historical goodwill
                                                amortization (Note 1)                                    (884)
                                             Amortization of JPS goodwill (Note 1)                        411
                                                                                                     --------
                                                                                                          352
                                                                                                     --------
Increase of operating income                                                                            1,097
                                                                                                     --------
Other expense (income)               (f)     Elimination of income from Valentec's
                                                investment in SCI (Note 1)                                605



                                        4

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                        SUMMARY OF PRO FORMA ADJUSTMENTS
                                 (in thousands)

                                                                                                  Twelve Months
                                     Ref                     Adjustments                          March 31, 1997
                                     ---                     -----------                          --------------

Interest expense                     (g)     Increase in interest expense due to Notes
                                                issued in Offering (Notes 1 and 4)                      9,113
                                             Increase in interest expense due on note
                                                payable to affiliate (Note 4)                             140
                                             Increase in interest expense related to
                                                Phoenix prior to August 6, 1996
                                                (Note  2)                                                  83
                                             Increase amortization of deferred
                                                financing costs incurred from KeyBank
                                                (Notes 1 and 2)                                            40
                                             Increase amortization of deferred
                                                financing costs incurred from Offering
                                                (Notes 1 and 2)                                           330
                                                                                                     --------
                                                  Total Interest Expense Pro Forma                      9,706
                                             Eliminate historical interest expense for
                                                long-term debt repaid from Offering
                                                proceed                                                (2,365)
                                                                                                     --------
                                                  Pro Forma Interest Adjustment
                                                  Required                                              7,341
                                                                                                     --------
Decrease in income before
  income taxes                                                                                         (6,849)


Provision (benefit) for income       (h)     Income tax benefit attributable to
  taxes                                        additional interest on Notes issued in
                                               Offering (Note 5)                                       (2,963)
                                             Income tax benefit attributable to fiscal
                                                year 1997 operating losses from
                                                Valentec (Note 5)                                        (353)
                                             Increase income tax provision to
                                                corporate tax rates for JPS (Note 5)                      785
                                             Income taxes of Phoenix prior to August
                                                6, 1996 (Note 5)                                          473
                                                                                                     --------
                                                                                                       (2,058)
                                                                                                     --------
Decrease in income before
  extraordinary item and
  cumulative effect of change
  in accounting principle                                                                            $ (4,791)
                                                                                                     ========


               See Unaudited Notes to Pro Forma Financial Data

                     SAFETY COMPONENTS INTERNATIONAL, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       SUMMARY OF SUBSEQUENT TRANSACTIONS
                                 (in thousands)

                                                                                                   Twelve Months
                                     Ref                     Adjustments                          March 31, 1997
                                     ---                     -----------                          --------------

Interest Expense                   (i)       Increase in SCI interest expense due to
                                                mortgage financing from Bank Austria
                                                (Notes 4 and 6)                                      $    563
                                             Increase in SCI interest expense due to
                                                new equipment financing
                                                (Notes 4 and 6)                                           160
                                             Increase amortization of deferred financing
                                                costs incurred from Bank Austria
                                                (Notes 1 and 2)                                            15
                                             Eliminate historical interest expense for
                                                long-term debt repaid from
                                                subsequent transactions                                  (517)
                                                                                                     --------
                                                                                                          221

Provision (benefit) for income     (j)       Income tax benefit attributable to additional
  taxes                                         interest from subsequent financing
                                                transactions (Note 5)                                     (88)
                                                                                                     --------
Decrease in net income                                                                               $    133
                                                                                                     ========

               See Unaudited Notes to Pro Forma Financial Data

                                        6

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                 (in thousands)



                                 Historical    Acquisition
                                    SCI            JPS                          Pro Forma
                                Three Months   Three Months    Offering and   Offering and      Subsequent
                                   Ended          Ended        Acquisitions   Acquisitions      Financing
                                  6/30/97        6/28/97        Adjustments       Totals       Transactions    Pro Forma
                                ------------   ------------    ------------   ------------     ------------    ---------

Statement of Operations:
Net sales.................        $ 27,629       $ 20,680        $     --        $ 48,309        $     --       $ 48,309
Cost of sales.............          21,156         17,395              --          38,551              --         38,551
Depreciation..............             805            536              33 (a)       1,374              --          1,374
                                  --------       --------        --------        --------        --------       --------
  Gross Profit............           5,668          2,749             (33)          8,384              --          8,384
Selling and marketing
  expenses................             288             --              --             288              --            288
General and administrative
  expenses................           2,163          1,223              --           3,386              --          3,386
Amortization..............             185            122             (19)(b)         288              --            288
                                  --------       --------        --------        --------        --------       --------
  Income (loss) from
     operations...........           3,032          1,404             (14)          4,422              --          4,422
                                  --------       --------        --------        --------        --------       --------
Other expenses (income)...             118            (20)             --              98              --             98
Interest expense, net.....             523             17           1,995 (c)       2,535             104 (e)      2,639
                                  --------       --------        --------        --------        --------       --------
  Income (loss) before
     taxes................           2,391          1,407          (2,009)          1,789            (104)         1,685
Provision (benefit) for
  income taxes............             956             --            (260)(d)         696             (42)(f)        654
                                  --------       --------        --------        --------        --------       --------
Net income (loss).........        $  1,435       $  1,407        $ (1,749)       $  1,093        $    (62)      $  1,031
                                  ========       ========        ========        ========        ========       ========
Net income (loss) per share                                                                                        $ .21
                                                                                                                   =====
Weighted average number
  of shares outstanding...                                                                                         5,015
                                                                                                                   =====

                   See Unaudited Notes to Pro Forma Financial Data

                                        7

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                        SUMMARY OF PRO FORMA ADJUSTMENTS
                                 (in thousands)

                                                                                                      Three Months
                                     Ref                     Adjustment                              June 30, 1997
                                     ---                     ----------                              -------------

Cost of sales                        (a)     Additional depreciation related to JPS
                                               property, plant and equipment (Note 2)                   $     33
                                                                                                        --------
Decrease in gross profit                                                                                      33
                                                                                                        --------

Goodwill amortization                (b)     Eliminate JPS historical goodwill
                                               amortization (Note 1)                                        (122)
                                             Amortization of JPS goodwill (Note 1)                           103
                                                                                                        --------
                                                                                                             (19)
                                                                                                        --------
Decrease in operating income                                                                                 (14)
                                                                                                        --------

Interest expense                     (c)     Increase in interest expense due to Notes
                                               issued in Offering (Notes 1 and 4)                          2,278
                                             Increase interest expense due on note
                                               payable to affiliate (Note 4)                                  17
                                             Increase amortization of deferred
                                               financing costs incurred from KeyBank
                                               (Notes 1 and 2)                                                 5
                                             Increase amortization of deferred
                                               financing costs incurred from Offering
                                               (Notes 1 and 2)                                                83
                                                                                                        --------
                                             Total Interest Expense Pro Forma                              2,383

                                             Eliminate historical interest expense for
                                               long-term debt repaid from Offering
                                               proceeds                                                     (388)
                                                                                                        --------
                                                  Pro Forma Interest Adjustment
                                                  Required                                                 1,995
                                                                                                        --------
Decrease in income before
  income taxes                                                                                            (2,009)
                                                                                                        --------


Provision (benefit) for income
  taxes                              (d)     Income tax benefit attributable to
                                               additional interest on Notes issued in
                                               Offering (Note 5)                                            (798)
                                             Increase income tax provision to
                                               corporate tax rates for JPS (Note 5)                          538
                                                                                                        --------
                                                                                                            (260)
                                                                                                        --------
Decrease in net income                                                                                  $ (1,749)
                                                                                                        ========

               See Unaudited Notes to Pro Forma Financial Data

                     SAFETY COMPONENTS INTERNATIONAL, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       SUMMARY OF SUBSEQUENT TRANSACTIONS
                                 (in thousands)

                                                                                                       Three Months
                                     Ref                     Adjustments                              June 30, 1997
                                     ---                     -----------                              -------------

Interest Expense                     (e)     Increase in SCI interest expense due to mortgage
                                               financing from Bank Austria (Notes 4 and 6)              $     94
                                             Increase in SCI interest expense due to new equipment
                                               financing (Notes 4 and 6)                                      26
                                             Increase amortization of deferred financing costs
                                               incurred from Bank Austria (Notes 1 and 2)                      2
                                             Eliminate historical interest expense for long-term
                                               debt repaid from subsequent transactions                      (18)
                                                                                                        --------

                                                                                                             104
Provision (benefit) for income       (f)     Income tax benefit attributable to additional
  taxes                                        interest from subsequent financing                            (42)
                                               transaction (Note 5)                                     --------
Decrease in net income                                                                                  $     62
                                                                                                        ========


               See Unaudited Notes to Pro Forma Financial Data

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                        UNAUDITED PRO FORMA BALANCE SHEET
                                 (in thousands)


                                                       Historical           Acquisition          Offering and
                                                          SCI                   JPS              Acquisition
                                                        6/30/97               6/28/97            Adjustments         Pro Forma
                                                       ----------           -----------          ------------        ---------

Assets

Cash and cash equivalents...................             $  2,772              $      2             $ 10,622 (a)      $ 13,396
Accounts receivable, net....................               16,000                14,173                   --            30,173
Inventories.................................                7,576                 9,094                   --            16,670
Prepaid and other...........................                2,790                   262                 (203)(b)         2,849
                                                         --------              --------             --------          --------
  Total current assets......................               29,138                23,531               10,419            63,088

Property, plant and equipment,
  net.......................................               34,032                24,706                2,186 (c)        60,924
Goodwill, net...............................               27,602                14,927                1,511 (d)        44,040
Other assets................................                3,744                   273                3,027 (e)         7,044
                                                         --------              --------             --------          --------
  Total assets..............................             $ 94,516              $ 63,437             $ 17,143          $175,096
                                                         ========              ========             ========          ========


Liabilities and Stockholders' Equity

Accounts payable............................             $ 13,221              $  5,434             $     --          $ 18,655
Accrued liabilities.........................                7,436                 1,619                   --             9,055
Current portion of long-term
  obligations...............................                5,236                   581               (3,000)(f)         2,817
                                                         --------              --------             --------          --------
     Total  current liabilities.............               25,893                 7,634               (3,000)           30,527

Long-term obligations.......................               29,135                    --               75,072 (g)       104,207
Other long-term liabilities.................                3,573                   874                   --             4,447
                                                         --------              --------             --------          --------
     Total liabilities......................               58,601                 8,508               72,072           139,181
                                                         --------              --------             --------          --------
Stockholders' equity:
Preferred stock.............................                   --                    --                   --                --
Common stock................................                   50                    --                   --                50
Common stock warrants.......................                    1                    --                   --                 1
Additional paid-in capital..................               43,754                52,311              (52,311)(h)        43,754
Treasury stock..............................              (15,438)                   --                   --           (15,438)
Retained earnings (accumulated
  deficit)..................................               10,828                 2,618               (2,618)(h)        10,828
Cumulative translation
  adjustment................................               (3,280)                   --                   --            (3,280)
                                                         --------              --------             --------          --------
     Total stockholders' equity.............               35,915                54,929              (54,929)           35,915
                                                         --------              --------             --------          --------
Total liabilities and
  stockholders' equity......................             $ 94,516              $ 63,437             $ 17,143          $175,096
                                                         ========              ========             ========          ========


               See Unaudited Notes to Pro Forma Financial Data

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                        UNAUDITED PRO FORMA BALANCE SHEET
                        SUMMARY OF PRO FORMA ADJUSTMENTS
                                 (in thousands)

                                                   ASSETS
                                                                                                     As of
                              Ref                         Adjustment                            June 30, 1997
                              ---                         ----------                            -------------

Cash and cash equivalents     (a)      Net proceeds from Notes (Notes 1 and 4)                       $ 90,000
                                       Payment of deferred financing costs for Offering
                                         (Notes 1 and 4)                                               (3,300)
                                       Payment for acquisition fees (Note 1)                             (600)
                                       Purchases of equipment from
                                         Offering proceeds (Notes 1 and 3)                             (1,250)
                                       Paydown of SCI's notes payable from Offering
                                         proceeds (Note 4)                                            (17,928)
                                       Purchase of JPS (Note 1)                                       (56,300)
                                                                                                     --------
                                                                                                       10,622
Prepaid and other             (b)      Eliminate JPS's current deferred tax assets
                                         (Note 5)                                                        (203)
                                                                                                     --------
Increase in current assets                                                                             10,419
                                                                                                     --------
Property, plant and
  equipment, net              (c)      Adjustment to property, plant and equipment to
                                         fair value                                                    (1,216)
                                       Eliminate accumulated depreciation accounts                      1,216
                                       Adjustment to machinery and equipment to fair
                                         value in connection with the acquisition of JPS
                                         (Notes 1 and 3)                                                  677
                                       Purchases of property and equipment from
                                         Offering proceeds (Note 2)                                     1,250
                                       Purchased property and equipment from
                                         Offering proceeds (Notes 1 and 3)                                259
                                                                                                     --------
                                                                                                        2,186

Goodwill, net                 (d)      Record goodwill from acquisition of JPS
                                         (Note 1)                                                      16,438
                                       Eliminate historical JPS goodwill (Note 1)                     (14,927)
                                                                                                     --------
                                                                                                        1,511

Other assets                  (e)      Record debt acquisition costs related to the
                                         Notes (Notes 1 and 4)                                          3,300
                                       Eliminate JPS deferred tax assets                                 (273)
                                       Record SCI's investment in JPS for total cash
                                         paid                                                          56,900
                                       Eliminate SCI's investment in JPS in
                                         consolidation                                                (56,900)
                                                                                                     --------
                                                                                                        3,027
                                                                                                     --------
Increase in total assets                                                                             $ 17,143
                                                                                                     ========


                See Unaudited Notes to Pro Forma Financial Data

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                        UNAUDITED PRO FORMA BALANCE SHEET
                        SUMMARY OF PRO FORMA ADJUSTMENTS
                                 (in thousands)

                                            LIABILITIES AND STOCKHOLDERS' EQUITY
                                                                                                    As of
                              Ref                         Adjustment                            June 30, 1997
                              ---                         ----------                            -------------

Current portion of
   long-term obligations      (f)      Repayment of SCI's current portion of notes payable
                                          to Bank of America NT&SA (as defined)
                                          (Note 4)                                                   $ (3,000)
                                                                                                     --------
Decrease in current
   liabilities                                                                                         (3,000)
Long-term obligations         (g)      Issuance of Notes (Notes 1 and 4)                               90,000
                                       Repayment of SCI's notes payable to Bank of
                                          America NT&SA (Note 4)                                      (14,928)
                                                                                                     --------
                                                                                                       75,072
                                                                                                     --------
Increase in total liabilities                                                                          72,072
                                                                                                     --------

Stockholders' equity          (h)      Eliminate JPS's historical equity                              (52,311)
                                       Eliminate JPS's historical retained earnings                    (2,618)
                                                                                                     --------
Decrease in stockholders'
   equity                                                                                             (54,929)
                                                                                                     --------
Increase in total liabilities
   and stockholders' equity                                                                          $ 17,143
                                                                                                     ========


                See Unaudited Notes to Pro Forma Financial Data

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                   NOTES TO UNAUDITED PRO FORMA FINANCIAL DATA



NOTE 1   TRANSACTIONS

Valentec Acquisition

         Valentec is a high-volume manufacturer of stamped and precision machine products in the automotive, commercial and defense industries. Immediately prior to the closing of the Valentec Acquisition, Valentec sold its 88.8% owned subsidiary, Valentec International Limited ("VIL"), for a nominal amount. In connection with the Valentec Acquisition, the Company assumed a demand note payable to VIL of $800,000 and a five year term note of $2.0 million (see Note
4) in satisfaction of certain intercompany obligations between Valentec and VIL. The stock of the Company, 1,379,200 shares, previously held by Valentec was reacquired and has been recorded as treasury shares at fair value. Goodwill of approximately $16.8 million has been recorded in the June 30, 1997 balance sheet and will be amortized over 25 years. Amortization of goodwill has been included in the accompanying unaudited pro forma consolidated statements of operations amounting to approximately $672,000 for the year ended March 31, 1997.
Additionally, the Company had certain related transactions, which have been eliminated for pro forma presentation for the year ended March 31, 1997. For the three months ended June 30, 1997 the Valentec Acquisition is reflected from the effective date of acquisition. The operations for the period April 1, 1997 to May 21, 1997 are not considered significant and, accordingly, have been excluded from the accompanying unaudited pro forma statement of operations for the three months ended June 30, 1997.

JPS Acquisition

         On July 24, 1997, the Company acquired all of the assets of the Division for $56.3 million in cash, including 18 looms (approximated value of $1.5 million) which were delivered to the Company at closing plus the assumption of certain liabilities, subject to post-closing adjustments. In addition, the Company made a payment to JPS at the closing to enable it to pay off existing indebtedness of the Division of approximately $650,000 at the closing. Subsequently, the Company purchased an adjacent building for approximately $1.3 million. The Company estimates direct acquisition costs to be approximately $600,000. The JPS Acquisition was accounted for as a purchase, with the excess of the purchase price over the fair value of the net assets acquired allocated to goodwill. The Company adjusted property, plant and equipment in the accompanying historical financial statements of the Division to fair value in the amount of $677,000. Goodwill has been estimated at $16.4 million and will be amortized over 40 years. Amortization of goodwill has been included in the accompanying unaudited pro forma consolidated statements of operations amounting to approximately $411,000 for the year ended March 31, 1997 and $103,000 for the three months ended June 30, 1997. Additionally, the Division had preexisting amortization of goodwill totaling approximately $884,000 for the year ended March 29, 1997 and $122,000 for the three months ended June 28, 1997 which was reversed from the accompanying unaudited pro forma consolidated statements of operations.

         On July 24, 1997, the Company issued (the "Offering") $90.0 million principal amount of its 10 1/8% Senior Subordinated Notes (the "Notes") due July 15, 2007. Interest on the Notes will accrue from July 24, 1997 and will be payable semi-annually in arrears on each of January 15 and July 15 of each year, commencing January 15, 1998. Included in the unaudited pro forma statement of operations is interest expense of $9.1 million for the year ended March 31, 1997 and $2.3 million for the three months ended June 30, 1997. The Notes are general unsecured obligations of the Company and subordinated in right of payment to all existing and future senior indebtedness of the Company and structurally
subordinated   to  all   existing  and   future  indebtedness  of  the Company's

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                   NOTES TO UNAUDITED PRO FORMA FINANCIAL DATA


subsidiaries that have not guaranteed payment of the Notes. All of the Company's direct and indirect wholly-owned domestic subsidiaries have guaranteed such payment. A substantial portion of the proceeds of the Notes were used by the Company to consummate the Division acquisition, repay the term loan and amounts outstanding under the revolving credit facility with KeyBank National
Association ("KeyBank") as of July 24, 1997, pay certain fees and expenses associated with the Division acquisition and the Notes and purchase a building adjacent to the facility acquired in the Division acquisition. The balance of the proceeds will be used for working capital and general corporate purposes. The Company incurred approximately $3.3 million of fees and expenses related to the Offering. Such fees will be deferred and charged to operations over the expected term of the Notes, not to exceed 10 years.


NOTE 2   PRINCIPLES OF ACCOUNTING FOR UNAUDITED PRO FORMA FINANCIAL DATA

         The historical consolidated financial statements include the accounts of the Company and its substantially-owned subsidiaries. The accounts of Phoenix Airbag GmbH ("Phoenix" or "Phoenix Airbag"), which was acquired by the Company on August 6, 1996 (the "Phoenix Acquisition"), have been included in the Company's historical consolidated financial statements beginning August 6, 1996 (date of acquisition). Accordingly, management adjusted, on a pro forma basis, the historical accounts for Phoenix based on its actual results of operations for the year ended March 31, 1997.


         For the year ended March 31, 1997, the accompanying unaudited pro forma statements of operations have been adjusted to reflect, on a pro forma basis, the historical results of Phoenix for a full year, and management's estimates of costs and expenses for the period April 1, 1996 through August 5, 1996 as follows (in thousands):

   Net sales.....................................................       $12,381
   Cost of sales.................................................         9,155
   Depreciation..................................................           249
   Selling, general and administrative expenses..................         1,178
   Amortization of goodwill......................................           153
   Interest expense..............................................            83
   Income tax expense............................................           473
                                                                        -------
   Increase in net income........................................       $ 1,090
                                                                        =======


NOTE 3   PROPERTY, PLANT AND EQUIPMENT, NET

         Property and equipment has been increased for the purchase of a building for approximately $1.3 million, equipment for $1.5 million to be used by the Division, and the adjustment to fair value of $677,000 of existing equipment at the Division. The building and equipment have been purchased with proceeds received from the Offering. The building has an estimated useful life of 40 years and the equipment has an estimated useful life of 10 years. The accompanying unaudited pro forma consolidated statements of operations include additional depreciation amounting to $350,000 for the year ended March 29, 1997 and $33,000 for the three months ended June 28, 1997, which has been included as costs of goods sold.


NOTE 4   LONG-TERM OBLIGATIONS

         Prior to the consummation of the Offering, the Credit Agreement with KeyBank provided for a Term Loan (the "Term Loan") in the principal amount of $15.0 million and a Revolving Credit Facility (the "Revolving Credit Facility") in the aggregate principal amount of $12.0 million. Upon completion of the Offering, the Company used the proceeds to repay the Term Loan and amounts then outstanding under the Revolving Credit Facility. In connection therewith, the Company's credit facility with KeyBank was converted into a $27.0 million revolving credit facility (the "New Credit Facility"), bearing interest at LIBOR plus 1.00% with a commitment fee of 0.25% for any unused portion, with the remaining terms and conditions being similar to the previous revolving credit facility. The New Credit Facility under the Credit Agreement will mature on May 31, 2002 and are secured by substantially all the assets of the Company. The Company incurred approximately $200,000 of financing fees in connection with the KeyBank credit facility. The Credit Agreement contains certain restrictive covenants that impose limitations upon, among other things, the Company's ability to change its business; merge, consolidate or dispose of assets; incur liens; make loans and investments; incur indebtedness; pay dividends and other distributions; engage in certain transactions with affiliates; engage in sale and lease-back transactions; enter into lease agreements; and make capital expenditures.

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                   NOTES TO UNAUDITED PRO FORMA FINANCIAL DATA


         Effective as of May 22, 1997, the Company completed the acquisition of Valentec. The Company assumed all of Valentec's outstanding obligations as of that date, including two term notes of approximately $5.1 million (net of assets held by the lender), a revolving line of credit of approximately $1.7 million, as of May 22, 1997 and equipment financings of approximately $1.1 million as of May 22, 1997. Approximately $6.8 million of such indebtedness described in this paragraph was retired in May and June 1997 with proceeds received from the Bank Austria mortgage note (see below).

         In connection with the Valentec Acquisition, the Company assumed a demand note payable to VIL of $800,000 and a five year term note of $2.0 million, payable in 60 monthly installments of approximately $39,600, together with interest at 7.0% per annum. Interest expense of $140,000 has been included in the unaudited pro forma statement of operations for the year ended March 31, 1997 to reflect this obligation. For the three months ended June 30, 1997 interest is included from May 22, 1997 in the historical results and a pro forma adjustment has been included in the amount of $17,000 for the period April 1, 1997 through May 21, 1997.

         On June 4, 1997, the Company secured a $7.5 million mortgage note facility with Bank Austria. The note is payable in semi-annual installments through March 31, 2007 and bears an interest rate of 7.5%. The note is secured by the assets of the Company's Czech Republic facility. The Company increased interest expense in the accompanying unaudited pro forma statement of operations by $563,000 for these borrowings as if they were outstanding for the year ended March 31, 1997. Additionally, for the three months ended June 30, 1997 the Company increased interest expense by $94,000.

Deferred Financing Costs

         Deferred financing costs, included in other assets, will arise, or arose, as the case may be, from the issuance of the Notes (see Note 1), the KeyBank Credit Facility and the Subsequent Transactions (see Note 6). Costs will be capitalized and amortized using the effective interest method. Amounts charged to interest expense in the accompanying unaudited pro forma consolidated statements of operations amounted to $385,000 for the year ended March 31, 1997. For the three months ended June 30, 1997 the amount charged to interest expense on a pro forma basis was $90,000.


NOTE 5   INCOME TAXES

         The Company adjusted the tax provision of the Division as if it were taxed as a corporation for the twelve months ended March 29, 1997 and the three months ended June 28, 1997. The Company also recorded a tax benefit for additional expenses, which are deductible for income tax purposes and included in the pro forma presentation.


NOTE 6   SUBSEQUENT TRANSACTIONS

         Subsequent to the Valentec Acquisition, the Company entered into certain financing arrangements. On June 4, 1997, the Company secured a $7.5 million mortgage note facility with Bank Austria (see Note 4). The proceeds were used to repay approximately $6.8 million of debt obligations assumed by the Company as part of the Valentec Acquisition. In connection with this mortgage, the Company incurred approximately $150,000 of financing fees. Additionally, the Company replaced certain existing capital lease obligations with new capital lease obligations with similar terms. These transactions are collectively known as the "Subsequent Transactions."

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                                 BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                            JUNE 28,       MARCH 29,       DECEMBER 28,
                                                             1997            1997              1996
                                                          -----------     -----------      ------------
                                                          (UNAUDITED)     (UNAUDITED)
                                       ASSETS
Current assets:
  Cash..................................................    $     2         $     2          $     2
  Accounts receivable, net of allowance for doubtful
     accounts of $307, $160 and $169....................     14,173           9,949            9,500
  Inventories...........................................      9,094           9,329            7,889
  Deferred tax assets...................................        203             210              187
  Other current assets..................................         59              72              116
                                                            -------         -------          -------
          Total current assets..........................     23,531          19,562           17,694
                                                            -------         -------          -------
Property, plant and equipment:
  Land and land improvements............................        286             286              250
  Buildings and leasehold improvements..................        881             881              881
  Machinery, equipment and furnishings..................     23,501          22,874           23,049
  Construction in progress..............................      1,254             628              617
                                                            -------         -------          -------
          Total.........................................     25,922          24,669           24,797
  Less -- Accumulated depreciation and amortization.....     (1,216)           (681)            (105)
                                                            -------         -------          -------
          Property, plant and equipment, net............     24,706          23,988           24,692
                                                            -------         -------          -------
Goodwill, net of amortization...........................     14,927          15,049           14,968
                                                            -------         -------          -------
Other assets............................................        273             273              321
                                                            -------         -------          -------
                                                            $63,437         $58,872          $57,675
                                                            =======         =======          =======


                          LIABILITIES AND DIVISIONAL EQUITY

Current liabilities:
  Current portion of long-term debt.....................    $   581         $   600          $   625
  Accounts payable......................................      5,434           3,909            3,028
  Accounts payable to related parties...................          0             167                0
  Accrued expenses......................................      1,619           1,275            1,315
                                                            -------         -------          -------
          Total current liabilities.....................      7,634           5,951            4,968
                                                            -------         -------          -------
Long-term debt..........................................          0             197              380
                                                            -------         -------          -------
Other liabilities.......................................        874             817              843
                                                            -------         -------          -------
Commitments and contingencies (Note 5)
Divisional equity -- Investments and advances from JPS
  Automotive L.P........................................     54,929          51,907           51,484
                                                            -------         -------          -------
                                                            $63,437         $58,872          $57,675
                                                            =======         =======          =======

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                                                  PREDECESSOR COMPANY
                                                                               --------------------------
                                              PERIOD FROM    PERIOD FROM       PERIOD FROM    PERIOD FROM
                                               MARCH 30,     DECEMBER 29,       JANUARY 1,     APRIL 1,
                                                1997 TO        1996, TO          1996, TO       1996 TO
                                                JUNE 28,      MARCH 29,         MARCH 30,      JUNE 30,
                                                  1997           1997              1996          1996
                                              ------------   ------------      ------------   -----------
                                                                                              (UNAUDITED)
Net sales....................................   $ 20,680       $ 16,691          $ 16,052       $17,575
Cost of goods sold...........................     17,931         14,570            13,732        15,789
                                                 -------        -------           -------       -------
Gross profit.................................      2,749          2,121             2,320         1,789
Selling, general and administrative
  expenses...................................        905            754               760           376
Corporate general and administrative
  allocated
  costs......................................        440            187               295           295
                                                 -------        -------           -------       -------
Income from operations.......................      1,404          1,180             1,265         1,115
Interest expense.............................        (17)           (22)              (31)          (29)
Interest expense allocated from JPS
  Automotive L.P.............................          0              0              (144)          (68)
Other income (expense), net..................         20              0               (17)            0
                                                 -------        -------           -------       -------
Income before income taxes...................      1,407          1,158             1,073         1,018
Income tax provision.........................          0            442                 0             0
                                                 -------        -------           -------       -------
Net income...................................   $  1,407       $    716          $  1,073       $ 1,018
                                                 =======        =======           =======       =======

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                                                       PREDECESSOR
                                                                                         COMPANY
                                                                                       -----------
                                                                      PERIOD FROM      PERIOD FROM
                                                                      DECEMBER 29,     JANUARY 1,
                                                                        1996, TO        1996, TO
                                                                       MARCH 29,        MARCH 30,
                                                                          1997            1996
                                                                      ------------     -----------
Operating activities:
  Net income........................................................    $    716         $ 1,073
  Adjustments to reconcile net income to net cash provided by operating activities --
     Deferred income tax provision..................................          25               0
     Depreciation and amortization..................................         670             839
     Debt issuance cost amortization................................           0              34
     Loss on disposal of assets.....................................           0              17
     Changes in operating assets and liabilities:
       Accounts receivable..........................................        (449)           (232)
       Inventories..................................................      (1,440)           (308)
       Accounts payable.............................................       1,048           1,438
       Other assets and liabilities.................................         (22)           (414)
                                                                         -------         -------
          Net cash provided by operating activities.................         548           2,447
                                                                         -------         -------
Net cash used in investing activities -- Capital expenditures.......         (47)            (51)
                                                                         -------         -------
Financing activities:
  Net transactions with JPS Automotive L.P. ........................        (293)           (734)
  Repayment of long-term debt.......................................        (208)         (1,662)
                                                                         -------         -------
          Net cash used in financing activities.....................        (501)         (2,396)
                                                                         -------         -------
Net change in cash..................................................           0               0
Cash, beginning of period...........................................           2               3
                                                                         -------         -------
Cash, end of period.................................................    $      2         $     3
                                                                         =======         =======

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                     NOTES TO INTERIM FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  FINANCIAL STATEMENTS:

The financial statements include the accounts of the Air Restraint/Industrial Fabrics division of JPS Automotive L.P. and its subsidiaries ("JPS Automotive"). These financial statements have been prepared without audit pursuant to Rule 10-01 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying financial statements reflect all adjustments considered necessary for a fair presentation of the financial position, results of operations and cash flows. Results of operations for interim periods are not necessarily indicative of results for the full year. For further information, refer to the audited financial statements and notes thereto for the Air Restraint/Industrial Fabrics division of JPS Automotive for the period December 12, 1996, to December 28, 1996, the period January 1, 1996, to December 11, 1996, the year ended December 31, 1995 and the period June 29, 1994 to January 1, 1995.

  The 1996 Acquisition

     On December 11, 1996, Collins & Aikman Corporation ("C&A"), through its subsidiaries, acquired JPS Automotive from Foamex International Inc. ("Foamex") pursuant to an Equity Purchase Agreement dated August 28, 1996, as amended December 11, 1996 (the "1996 Acquisition"). The purchase price for the 1996 Acquisition was an aggregate of approximately $220 million, subject to postclosing adjustment, consisting of approximately $195 million of indebtedness of JPS Automotive and approximately $25 million in cash paid to Foamex. In the accompanying financial statements, for periods subsequent to the 1996 Acquisition, the Air Restraint/Industrial Fabrics division is referred to as the "Division."

     Immediately prior to the 1996 Acquisition, JPS Automotive was converted from a Delaware limited partnership into an association which is taxable as a corporation for federal, state and local income tax purposes. JPS Automotive is included in the consolidated federal income tax return of C&A. Income taxes for periods subsequent to the 1996 Acquisition reflect the pushdown of the Division's impact on the consolidated tax position of C&A.

  The 1994 Acquisition

     JPS Automotive L.P. was formed on May 17, 1994, for the purpose of acquiring a 100% ownership interest in JPS Automotive Products Corp. ("Products Corp."), which was purchased for nominal consideration on May 25, 1994. On June 28, 1994, subsidiaries of Foamex, the owners of all participating interests in JPS Automotive, made capital contributions to Products Corp. On June 28, 1994, Products Corp. acquired the assets of the automotive products and industrial fabrics divisions of JPS Textile Group, Inc. ("JPS Textile") (the "1994 Acquisition"). Effective October 3, 1994, Products Corp. transferred and assigned substantially all of its assets, subject to substantially all of its liabilities, to the Predecessor Company, which agreed to assume such liabilities. In the accompanying financial statements, for periods prior to December 12, 1996, the Air Restraint/Industrial Fabrics division is referred to as the "Predecessor Company."

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

              NOTES TO INTERIM FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

2.  INVENTORIES:

     The components of inventories consist of (in thousands):

                                                    JUNE 28,     MARCH 29,     DECEMBER 28,
                                                      1997         1997            1996
                                                    --------     ---------     ------------
        Raw materials and supplies................   $1,671       $ 2,150         $1,975
        Work-in-process...........................    2,830         2,621          2,877
        Finished goods............................    4,593         4,558          3,037
                                                     ------        ------         ------
                  Total...........................   $9,094       $ 9,329         $7,889
                                                     ======        ======         ======


3.  GOODWILL:


     Goodwill allocated to the Division from the 1996 Acquisition, representing the excess of purchase price over the fair value of net assets acquired in the 1996 Acquisition, is being amortized on a straight-line basis over the period of 40 years. The Predecessor Company's allocation of the JPS Automotive goodwill relating to the 1994 Acquisition was also amortized using the straight-line method over a 40-year period. Amortization of goodwill for the period from March 30, 1997 to June 28, 1997, the period from December 29, 1996, to March 29, 1997, the period April 1, 1996, to June 30, 1996 and the period from January 1, 1996, to March 30, 1996, was $122 thousand, $94 thousand and $266 thousand, respectively. Accumulated amortization at March 29, 1997 and June 28, 1997, was $126 thousand, $254 thousands and $248 thousand, respectively. The carrying value of goodwill will be reviewed periodically based on the nondiscounted cash flows and pretax income over the remaining amortization periods. Should this review indicate that the goodwill balance will not be recoverable, the Division's carrying value of the goodwill will be reduced. At March 29, 1997, management believes its goodwill of approximately $15 million was fully recoverable.


4.  RELATED-PARTY TRANSACTIONS AND ALLOCATIONS:


     JPS Automotive performed certain services and incurred certain costs for the Division and the Predecessor Company. Services provided include treasury, risk management, employee benefits, legal services, data processing, credit and collections and other general corporate services. The costs of the services provided by JPS Automotive have been allocated to the Division and the Predecessor Company based upon a combination of estimated use and the relative sales of the business to the total operations of JPS Automotive. Costs allocated to the Division and the Predecessor Company for these services were $176 thousand, $187 thousand, $295 thousand and $295 thousand for the period from March 30, 1997, to June 28, 1997, the period from December 29, 1996, to March 29, 1997 the period from April 1, 1996, to June 30, 1996, and the period from January 1, 1996, to March 30, 1996, respectively.



     JPS Automotive provided certain management information systems supporting the manufacturing operations of the Division and the Predecessor Company. The costs of the services provided by JPS Automotive have been allocated to the Division and the Predecessor Company based upon estimated use. Costs allocated to the Division and the Predecessor Company for these services were $69 thousand, $63 thousand, $71 thousand and $71 thousand for the period from March 30, 1997, to June 28, 1997, and the period from December 29, 1996, to March 29, 1997, the period from April 1, 1996, to June 30, 1997, and the period from January 1, 1996, to March 30, 1996, respectively. These costs are included in cost of goods sold in the accompanying statements of operations.

     The Division and the Predecessor Company used a warehouse owned by the JPS Automotive Carpet and Trim division to store and distribute certain finished goods inventory. Costs charged to the Division and the

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

              NOTES TO INTERIM FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)


     Predecessor Company by the Carpet and Trim division for rent, utilities and payroll costs associated with the use of this warehouse were approximately $57 thousand, $57 thousand, $57 thousand and $58 thousand for the period from March 30, 1997, to June 28, 1997, the period from December 29, 1996, to March 29, 1997, the period from April 1, 1996 to June 30, 1996 and the period from January 1, 1996, to March 30, 1996, respectively. These costs are included in cost of goods sold in the accompanying statements of operations.


     JPS Automotive administered its insurance programs on a corporate-wide basis and charged its individual participating subsidiaries and divisions based on estimated claims and loss experience. Costs charged by JPS Automotive to the Division and the Predecessor Company for automotive and general liability, workers' compensation and employee group health claims and insurance amounted to $413 thousand and $344 thousand for the period from December 29, 1996, to March 29, 1997, and the period from January 1, 1996, to March 30, 1996, respectively.

 Analysis of Net Transactions with JPS Automotive L.P.

     Due to the intent to forgive any net balance in investments and advances to or from JPS Automotive upon the sale of the Division by JPS Automotive, the net intercompany balance has been classified as a component of divisional equity in the accompanying financial statements. Significant components of the net transactions with JPS Automotive have been summarized as follows (in thousands):

                                                                               PREDECESSOR
                                                                                 COMPANY
                                                                               -----------
                                                              PERIOD FROM      PERIOD FROM
                                                              DECEMBER 29,     JANUARY 1,
                                                                1996, TO        1996, TO
                                                               MARCH 29,        MARCH 30,
                                                                  1997            1996
                                                              ------------     -----------
        Cash transactions --
          Corporate general and administrative allocated
             costs..........................................     $  187          $   295
          Corporate management information systems allocated
             costs..........................................         63               71
          Corporate administered insurance program costs....        413              344
          Change in allocated debt of JPS Automotive........          0            1,505
          Interest expense allocated from JPS Automotive....          0              144
          Net transfers of cash to JPS Automotive...........       (956)          (3,093)
                                                                  -----          -------
                                                                 $ (293)         $  (734)
                                                                  =====          =======

  Other Related-party Activities of the Division

     At March 29, 1997, Collins & Aikman Products Co. ("C&A Products"), a wholly owned subsidiary of C&A, has pledged the ownership interests in its significant subsidiaries, including its partnership interests in JPS Automotive, as security for debt of C&A Products totaling $458 million.


     C&A Products currently provides general administrative services to JPS Automotive pursuant to a preexisting Services Agreement assigned to C&A Products by Foamex (the "Existing Services Agreement"). In connection with the 1996 Acquisition, C&A currently contemplates an amendment to the Existing Services Agreement to expressly provide that the services provided by C&A Products will include certain administrative and management functions previously conducted by JPS Automotive. For the period from March 30, 1997, to June 28, 1997, and the period from December 29, 1996, to March 29, 1997, the Division was charged $207 thousand and $167 thousand, respectively by C&A Products for certain administrative and management services in accordance with the Existing Services Agreement.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

              NOTES TO INTERIM FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

  Other Related-party Activities of the Predecessor Company

     The Predecessor Company, through JPS Automotive, regularly entered into transactions with its affiliates in the ordinary course of business.

     In connection with the 1994 Acquisition, JPS Automotive entered into a supply agreement (the "Supply Agreement") with Foamex and certain of its affiliates. Pursuant to the terms of the Supply Agreement, at the option of JPS Automotive, Foamex purchased certain raw materials which were necessary for the manufacture of the Predecessor Company's products, and would resell such raw materials to the Predecessor Company at a price equal to net cost plus reasonable out-of-pocket expenses. During the period from January 1, 1996, to March 30, 1996, the Predecessor Company purchased approximately $6.5 million of raw materials under the Supply Agreement with Foamex.

     Prior to the 1996 Acquisition, outstanding borrowings of JPS Automotive under its term and revolving loan arrangements were allocated, along with the related interest expense and deferred debt issuance costs, to the Predecessor Company based on the ratio of the assets of the Predecessor Company which served as collateral for the debt, which consisted of accounts receivable and inventory, to the total of the assets of JPS Automotive which served as collateral for the debt. The Predecessor Company was allocated interest expense of approximately $144 thousand for the period from January 1, 1996, to March 30, 1996, associated with these borrowings.

5.  COMMITMENTS AND CONTINGENCIES:

     From time to time, the Division has been involved in various legal proceedings. Management believes that such litigation is routine in nature and incidental to the conduct of its business, and that none of such litigation, if determined adversely to the Division, would have a material adverse effect on the financial condition or results of operations of the Division.

     The Division is subject to various federal, state and local environmental laws and regulations that (i) affect ongoing operations and may increase capital costs and operating expenses and (ii) impose liability for the costs of investigation and remediation and certain other damages related to on-site and off-site soil and groundwater contamination. The Division believes it has obtained or applied for the material permits necessary to conduct its business. To date, compliance with applicable environmental laws has not had and, in the opinion of management, based on the facts presently known to it, is not expected to have a material adverse effect on the Division's financial condition or results of operations.

     Although not named as a potentially responsible party for any environmentally contaminated sites, the Division and the Predecessor Company accrued environmental costs at March 29, 1997, and March 30, 1996, of approximately $325 thousand and $350 thousand, respectively; $48 thousand and $50 thousand of which are included in current liabilities, respectively. In addition, at March 30, 1996, the Predecessor Company recorded a $75 thousand receivable for indemnification of environmental liabilities by JPS Textiles, the former owner of JPS Automotive.

     Although it is possible that new information or future events could require the Division to reassess its potential exposure relating to pending environmental matters, management believes that, based on the facts presently known to it, the resolution of such environmental matters will not have a material adverse effect on the Division's financial condition or results of operations. The possibility exists, however, that new environmental legislation may be passed or environmental regulations may be adopted, or other environmental conditions may be found to exist, that may require expenditures not currently anticipated which may be material, and there can be no assurance that the Division has identified or properly assessed all potential environmental liability arising from its activities or properties.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

              NOTES TO INTERIM FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

6.  SUBSEQUENT EVENT:

     On July 24, 1997, JPS Automotive sold all of the assets of the Division to Safety Components International, Inc. for $56.3 million, including the assumption of certain liabilities and subject to postclosing adjustments. In addition, the Company made a payment to JPS at the closing to enable it to pay off existing indebtedness of the Division of approximately $650,000 at closing.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of JPS Automotive L.P.:

     We have audited the accompanying balance sheets of the Air Restraint/Industrial Fabrics division of JPS Automotive L.P. as of December 28, 1996, and December 31, 1995, and the related statements of operations, divisional equity and cash flows for the period from December 12, 1996, to December 28, 1996, the period from January 1, 1996, to December 11, 1996, the year ended December 31, 1995, and the period from June 29, 1994, to January 1, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Air Restraint/Industrial Fabrics division of JPS Automotive L.P. as of December 28, 1996, and December 31, 1995, and the results of its operations and its cash flows for the period from December 12, 1996, to December 28, 1996, the period from January 1, 1996, to December 11, 1996, the year ended December 31, 1995, and the period from June 29, 1994, to January 1, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Charlotte, North Carolina,
July 10, 1997, (except with respect
to the matter discussed in Note 16,
as to which the date is July 24, 1997.)

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                                 BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                                                      PREDECESSOR
                                                                                        COMPANY
                                                                                      ------------
                                                                     DECEMBER 28,     DECEMBER 31,
                                                                         1996             1995
                                                                     ------------     ------------
                                              ASSETS
Current assets:
  Cash.............................................................    $      2         $      3
  Accounts receivable, net of allowance for doubtful accounts of
     $169
     and $317......................................................       9,500           10,310
  Inventories......................................................       7,889            9,011
  Deferred tax assets..............................................         187                0
  Other current assets.............................................         116              211
                                                                        -------          -------
          Total current assets.....................................      17,694           19,535
                                                                        -------          -------
Property, plant and equipment:
  Land and land improvements.......................................         250              245
  Buildings and leasehold improvements.............................         881            2,331
  Machinery, equipment and furnishings.............................      23,049           26,104
  Construction in progress.........................................         617            1,036
                                                                        -------          -------
          Total....................................................      24,797           29,716
  Less -- Accumulated depreciation and amortization................        (105)          (2,503)
                                                                        -------          -------
          Property, plant and equipment, net.......................      24,692           27,213
                                                                        -------          -------
Goodwill, net of amortization......................................      14,968           41,054
                                                                        -------          -------
Other assets.......................................................         321              641
                                                                        -------          -------
                                                                       $ 57,675         $ 88,443
                                                                        =======          =======

                                LIABILITIES AND DIVISIONAL EQUITY
Current liabilities:
  Current portion of long-term debt................................    $    625         $    630
  Current portion of allocated long-term debt of JPS Automotive
     L.P. .........................................................           0              358
  Accounts payable.................................................       3,028            1,893
  Accounts payable to related parties..............................           0              798
  Accrued expenses.................................................       1,315            1,675
                                                                        -------          -------
          Total current liabilities................................       4,968            5,354
                                                                        -------          -------
Long-term debt.....................................................         380              954
                                                                        -------          -------
Allocated long-term debt of JPS Automotive L.P. ...................           0            5,842
                                                                        -------          -------
Other liabilities..................................................         843              746
                                                                        -------          -------
Commitments and contingencies (Notes 10, 12 and 13)................
Divisional equity -- Investments and advances from JPS Automotive
  L.P. ............................................................      51,484           75,547
                                                                        -------          -------
                                                                       $ 57,675         $ 88,443
                                                                        =======          =======

                 The accompanying notes to financial statements are an integral part of these balance sheets.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                            STATEMENTS OF OPERATIONS
                             (AMOUNTS IN THOUSANDS)

                                                                           PREDECESSOR COMPANY
                                                                -----------------------------------------
                                                 PERIOD FROM    PERIOD FROM                   PERIOD FROM
                                                 DECEMBER 12,    JANUARY 1,                    JUNE 29,
                                                   1996, TO       1996, TO      YEAR ENDED     1994, TO
                                                 DECEMBER 28,   DECEMBER 11,   DECEMBER 31,   JANUARY 1,
                                                     1996           1996           1995          1995
                                                 ------------   ------------   ------------   -----------
Net sales......................................     $2,110        $ 62,821       $ 73,080       $41,888
Cost of goods sold.............................      1,916          54,679         62,299        33,257
                                                    ------         -------        -------       -------
Gross profit...................................        194           8,142         10,781         8,631
Selling, general and administrative expenses...        147           3,029          3,347         1,439
Corporate general and administrative allocated
  costs........................................         39           1,028          1,074           399
                                                    ------         -------        -------       -------
Income from operations.........................          8           4,085          6,360         6,793
Interest expense...............................          0            (100)          (165)         (110)
Interest expense allocated from JPS Automotive
  L.P..........................................          0            (552)          (594)         (316)
Other income (expense), net....................         21            (370)            11             2
                                                    ------         -------        -------       -------
Income before income taxes.....................         29           3,063          5,612         6,369
Income tax provision...........................         11               0              0             0
                                                    ------         -------        -------       -------
Net income.....................................     $   18        $  3,063       $  5,612       $ 6,369
                                                    ======         =======        =======       =======

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                        STATEMENTS OF DIVISIONAL EQUITY
                             (AMOUNTS IN THOUSANDS)

PREDECESSOR COMPANY:
  Pushdown of acquisition basis and initial contributions by JPS Automotive
     L.P. ........................................................................  $ 69,473
  Net income......................................................................     6,369
  Net transactions with JPS Automotive L.P........................................    (2,175)
                                                                                    --------
  Balance, January 1, 1995........................................................    73,667
  Net income......................................................................     5,612
  Net transactions with JPS Automotive L.P........................................    (3,732)
                                                                                    --------
  Balance, December 31, 1995......................................................    75,547
  Net income......................................................................     3,063
  Net transactions with JPS Automotive L.P........................................    (6,808)
                                                                                    --------
  Balance, December 11, 1996......................................................    71,802
  Acquisition of JPS Automotive L.P. by Collins & Aikman Corporation..............   (71,802)
                                                                                    --------
                                                                                    $      0
                                                                                    ========
--------------------------------------------------------------------------------------------
JPS AUTOMOTIVE:
  Pushdown of acquisition basis and initial contributions by partners.............  $ 50,050
  Net income......................................................................        18
  Net transactions with JPS Automotive L.P........................................     1,416
                                                                                    --------
  Balance, December 28, 1996......................................................  $ 51,484
                                                                                    ========

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                            STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                           PREDECESSOR COMPANY
                                                                -----------------------------------------
                                                 PERIOD FROM    PERIOD FROM                   PERIOD FROM
                                                 DECEMBER 12,    JANUARY 1,                    JUNE 29,
                                                   1996, TO       1996, TO      YEAR ENDED     1994, TO
                                                 DECEMBER 28,   DECEMBER 11,   DECEMBER 31,   JANUARY 1,
                                                     1996           1996           1995          1995
                                                 ------------   ------------   ------------   -----------
Operating activities:
  Net income...................................     $   18        $  3,063       $  5,612       $ 6,369
  Adjustments to reconcile net income to net
     cash provided by (used in) operating
     activities --
     Depreciation and amortization.............        137           3,238          2,880         1,212
     Debt issuance cost amortization...........          0             128            247            83
     Loss on disposal of assets................          0             322             82             0
     Changes in operating assets and
       liabilities, net of acquisition:
       Accounts receivable.....................       (242)          1,052          3,351        (1,747)
       Inventories.............................        520             602            781          (285)
       Accounts payable........................     (1,876)          2,213         (4,140)          625
       Other assets and liabilities............         27            (237)          (692)         (727)
                                                   -------         -------        -------       -------
          Net cash provided by (used in)
            operating activities...............     (1,416)         10,381          8,121         5,530
                                                   -------         -------        -------       -------
Net cash used in investing
  activities -- Capital expenditures...........          0            (829)        (4,106)       (3,785)
                                                   -------         -------        -------       -------
Financing activities:
  Net transactions with JPS Automotive L.P. ...      1,416          (6,808)        (4,429)       (2,175)
  Proceeds from (repayments of) of long-term
     debt, net.................................          0          (2,745)           414           433
                                                   -------         -------        -------       -------
          Net cash provided by (used in)
            financing activities...............      1,416          (9,553)        (4,015)       (1,742)
                                                   -------         -------        -------       -------
Net change in cash.............................          0              (1)             0             3
Cash, beginning of period......................          2               3              3             0
                                                   -------         -------        -------       -------
Cash, end of period............................     $    2        $      2       $      3       $     3
                                                   =======         =======        =======       =======

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                         NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION:

     The Air  Restraint/Industrial  Fabrics  division of JPS Automotive L.P. and subsidiaries ("JPS Automotive") operates in the automotive products and industrial fabrics segments, including the design, manufacture and sale of airbag fabric for passenger cars and light trucks and other specialty industrial fabrics.

     On December 11, 1996, all of the outstanding equity of JPS Automotive was acquired from Foamex International, Inc. ("Foamex") by Collins & Aikman Corporation ("C&A"), through its subsidiaries (the "1996 Acquisition"). (See
Note 3). In the accompanying financial statements, for periods subsequent to the 1996 Acquisition, the Air Restraint/Industrial Fabrics division is referred to as the "Division."

     JPS Automotive was formed on May 17, 1994, for the purpose of acquiring a 100% ownership interest in JPS Automotive Products Corp. ("Products Corp."), which was purchased for nominal consideration on May 25, 1994. On June 28, 1994, subsidiaries of Foamex, the owners of all partnership interests in JPS Automotive, made capital contributions to Products Corp. On June 28, 1994, Products Corp. acquired the assets of the automotive products and industrial fabrics divisions of JPS Textile Group, Inc. ("JPS Textile") (the "1994 Acquisition"). Effective October 3, 1994, Products Corp. transferred and assigned substantially all of its assets, subject to substantially all of its liabilities, to JPS Automotive, which agreed to assume such liabilities. In the accompanying financial statements, for the periods from June 29, 1994, through December 11, 1996, the Air Restraint/Industrial Fabrics division is referred to as the "Predecessor Company."

2.  BASIS OF PRESENTATION:

  The Division and the Predecessor Company

     The balance sheet as of December 28, 1996, and the statements of operations, cash flows and divisional equity for the period from December 12, 1996, to December 28, 1996, pertain to the Division. The balance sheet as of December 31, 1995, and the statements of operations, cash flows and divisional equity for the period from January 1, 1996, to December 11, 1996, for the year ended December 31, 1995 and the period from June 29, 1994, to January 1, 1995, pertain to the Predecessor Company.

     Transfers of operating funds between the Division (or the Predecessor Company) and JPS Automotive occur on a noninterest-bearing basis, with the net amount of these transfers reflected as investments and advances from JPS Automotive L.P. in the accompanying financial statements. The net balance in investments and advances from JPS Automotive L.P. at December 28, 1996, of $51.4 million is classified as divisional equity in the accompanying balance sheet due to the intent to forgive any net balance in investments and advances from JPS Automotive L.P. upon the sale of the Division by JPS Automotive.

     As indicated above, the accompanying financial statements present the financial position, results of operations and cash flows of the Division and the Predecessor Company as if it were a separate entity for all periods presented. In accordance with Staff Accounting Bulletin ("SAB") No. 54 of the Securities and Exchange Commission, JPS Automotive's investment in the Division (or the Predecessor Company) is reflected in the financial statements of the Division and the Predecessor Company ("pushdown accounting") during the applicable periods. The accompanying financial statements reflect the allocation of the purchase price in excess of the net assets acquired on the same basis as in the financial statements of JPS Automotive.

     For the periods up through December 11, 1996, as required by SAB No. 73, a portion of certain term and revolving bank debt and the related debt issuance costs and interest expense of JPS Automotive has been allocated to the Predecessor Company as a result of certain of the Predecessor Company's assets, which consist of accounts receivable and inventory, serving as security for such debt. The debt was retired in connection with the 1996 Acquisition (see Note 7). The allocations have been made based upon the ratio of the assets of the Predecessor Company which served as collateral for the debt to the total of the assets of JPS

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Automotive which served as collateral for the debt. The average interest rates on this debt for the period from January 1, 1996, to December 11, 1996, the year ended December 31, 1995, and the period from June 29, 1994, to January 1, 1995, were 9.3%, 9.2% and 10.4%, respectively. Interest has not been computed on the remaining intercompany balances.

     JPS Automotive performed certain services and incurred certain costs for the Division and the Predecessor Company. Services provided include treasury, risk management, employee benefits, legal services, data processing, credit and collections and other general corporate services. The costs of the services provided by JPS Automotive have been allocated to the Division and the Predecessor Company based upon a combination of estimated use and the relative sales of the business to the total operations of JPS Automotive. Costs allocated to the Division and the Predecessor Company for these services were $39 thousand, $1 million, $1.1 million and $399 thousand for the period from December 12, 1996, to December 28, 1996, the period from January 1, 1996, to December 11, 1996, the year ended December 31, 1995, and the period from June 29, 1994, to January 1, 1995, respectively. In the opinion of management, the method of allocating these costs is believed to be reasonable. However, the costs of these services charged to the Division and the Predecessor Company are not necessarily indicative of the costs that would have been incurred if the Division or the Predecessor Company had performed these functions.

     JPS Automotive administered its insurance programs on a corporate-wide basis and charged its individual participating subsidiaries and divisions based on estimated claims and loss experience. Costs charged by JPS Automotive to the Division and the Predecessor Company for automotive and general liability, workers' compensation and employee group health claims and insurance amounted to $60 thousand, $1.4 million, $1.9 million and $614 thousand in the period from December 12, 1996, to December 28, 1996, the period from January 1, 1996, to December 11, 1996, the year ended December 31, 1995, and the period from June 29, 1994 to January 1, 1995, respectively. The accompanying balance sheets include amounts for automotive and general liability, workers' compensation and employee group health claims.

     Collins & Aikman Products Co. ("C&A Products"), a wholly owned subsidiary of C&A, currently provides general administrative services to JPS Automotive pursuant to a preexisting Services Agreement assigned to C&A Products by Foamex (the "Existing Services Agreement"). For the period from December 12, 1996, to December 28, 1996, no amounts were paid or accrued by JPS Automotive or the Division under this agreement.

3.  JPS AUTOMOTIVE ACQUISITIONS:

  The 1996 Acquisition

     As discussed in Note 1, on December 11, 1996, C&A, through its subsidiaries, acquired JPS Automotive from Foamex pursuant to an Equity Purchase Agreement dated August 28, 1996, as amended December 11, 1996. The purchase price for the 1996 Acquisition was an aggregate of approximately $220 million, subject to postclosing adjustment, consisting of approximately $195 million of indebtedness of JPS Automotive and approximately $25 million in cash paid to Foamex.

     The 1996 Acquisition has been accounted for as a purchase and, pursuant to the provisions of SAB No. 54 and the rules of pushdown accounting, the 1996 Acquisition gave rise to a new basis of accounting for JPS Automotive. The purchase price and related acquisition expenses exceeded the fair value of the net assets acquired by approximately $126.4 million, which was pushed down and recorded by JPS Automotive as goodwill and is being amortized over 40 years. The allocation of the total purchase price to the Division resulted in reported goodwill of $15.0 million related to the 1996 Acquisition.

     In addition to the pushdown of goodwill, adjustments to certain assets and liabilities of the Predecessor Company were recorded as a result of the 1996 Acquisition and the application of pushdown accounting. A

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

comparison of the Division's assets and liabilities after the 1996 Acquisition to those of the Predecessor Company prior to the 1996 Acquisition is as follows (in thousands):

                                                             PREDECESSOR
                                                               COMPANY
                                                             ------------
                                                             DECEMBER 11,     DECEMBER 12,
                                                                 1996             1996
                                                             ------------     ------------
        Current assets.....................................    $ 17,828         $ 17,981
        Property, plant and equipment, net.................      25,528           24,793
        Goodwill...........................................      40,031           15,000
        Other assets.......................................         415              332
        Current liabilities................................       8,348            6,891
        Long-term debt.....................................       2,947              380
        Other liabilities..................................         705              785
                                                                =======          =======

     The above December 12, 1996, balances, which are subject to postclosing adjustment, reflect the revaluation of the Division's assets and liabilities to their estimated fair values at the date of the 1996 Acquisition.

     Unaudited pro forma net income of the Division for the period from January 1, 1996, to December 28, 1996, and for the year ended December 31, 1995, assuming that the 1996 Acquisition occurred at the beginning of each period, would have been approximately $3.8 million and approximately $6.4 million, respectively. The pro forma adjustments, which would not affect net sales, reflect primarily reduced depreciation, goodwill amortization and interest expense offset by the pro forma impact of income taxes.

  The 1994 Acquisition

     On June 28, 1994, JPS Automotive acquired the businesses and assets of the automotive products and industrial fabrics divisions of JPS Textile. The acquired assets included property, plant and equipment, inventories and certain contract rights, as well as certain stock and limited and general partnership interests in joint ventures. As a part of the 1994 Acquisition, agreements were reached relating to the purchase of assets, the granting of a reciprocal easement, a provision for certain services, the supply of certain materials and the sharing of taxes. The 1994 Acquisition was made pursuant to the terms of an asset purchase agreement, dated as of May 25, 1994 (the "Asset Purchase Agreement"), by and among JPS Textile, its affiliates and Foamex. The aggregate consideration for the 1994 Acquisition was $290.3 million, which included acquisition costs of $8.3 million and the assumption of long-term debt of $15.6 million. The cost of the acquisition was allocated on the estimated basis of the fair value of the assets acquired and the liabilities assumed. The acquisition was funded by (i) the net proceeds from the sale by JPS Automotive of $180 million principal amount of its 11 1/8% Senior Notes due 2001 ("Senior Notes"),
(ii) $90 million in cash and (iii) the net proceeds of $10 million in term loan borrowings by JPS Automotive. Goodwill was approximately $168 million, which included 1995 payments of approximately $4.5 million in settlement of certain matters contained in the Asset Purchase Agreement and a 1995 adjustment of $5.6 million to adjust the original estimated appraised values of property, plant and equipment. As a result of the allocation of the total purchase price, goodwill reported by the Predecessor Company from the 1994 Acquisition was $42.6 million, which included $2.2 million relating to the 1995 payments and adjustments.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Fiscal Year

     As a result of the 1996 Acquisition, the Division's fiscal year ends on the last Saturday of December. Prior to that time, the Predecessor Company's fiscal year ended on the Sunday closest to the thirty-first day of December.

  Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash

     The Division and the Predecessor Company were a party to JPS Automotive's centralized cash management system pursuant to which cash receipts and disbursements were processed on a combined basis. Accordingly, for financial reporting purposes, the only amounts presented in the accompanying balance sheets as cash are petty cash funds, with amounts for unapplied cash receipts and outstanding disbursement checks presented as a component of divisional equity.

  Inventories

     Inventories are stated at the lower of cost or market. The cost of the inventories is determined on a first-in, first-out basis.

  Property, Plant and Equipment

     Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets. The range of useful lives estimated for buildings is 25 to 40 years, and the range for machinery, equipment and furnishings is 3 to 15 years. Leasehold improvements are amortized over the shorter of the terms for the respective leases or the estimated lives of the leasehold improvements. For income tax reporting purposes, the Division uses accelerated depreciation methods.

     Cost of maintenance and repairs is charged to expense as incurred. Renewals and improvements are capitalized. Upon retirement or other disposition of items of plant and equipment, cost of items and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

     In connection with the 1996 Acquisition, the Division's property, plant and equipment was recorded at the appraised values reflecting the intended future use of the facilities and equipment.

  Long-Lived Assets

     In 1996, the Predecessor Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and that certain long-lived assets and identifiable intangibles to be disposed of be reported at the lower of carrying
                                      F-17

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

amount or fair value less cost to sell. The adoption of SFAS No. 121 did not have a material impact on the Predecessor Company's results of operations.

     As a result of its ongoing assessment of long-lived assets, during the period from January 1, 1996, to December 11, 1996, the Predecessor Company recorded a charge of approximately $117 thousand for the write-down of certain machinery and equipment to their estimated realizable values as the assets were assessed by management to have no continuing use. The write-down of machinery and equipment is included in other income (expense), net in the accompanying statement of operations.

  Debt Issuance Costs

     Debt issuance costs recorded by the Predecessor Company reflect an allocation of certain amounts incurred by JPS Automotive in obtaining financing under the term and revolving bank debt discussed in Notes 2 and 7. These costs are amortized over the term of the related debt using the interest method. Accumulated amortization as of December 31, 1995, was approximately $214 thousand.

     In connection with the 1996 Acquisition and the subsequent retirement of debt, the debt issuance costs allocated to the Division were eliminated as a result of the application of pushdown accounting (see Notes 2 and 3).

  Goodwill

     As discussed in Note 3, the acquisition of JPS Automotive by C&A has been accounted for as a purchase and, pursuant to SAB No. 54 and the rules of pushdown accounting, gave rise to a new basis of accounting. As a result, a proportionate share of the JPS Automotive goodwill relating to the 1996 Acquisition was allocated to the Division. The goodwill is being amortized over a 40-year period, and accumulated amortization as of December 28, 1996, was approximately $32 thousand. The carrying value of goodwill will be reviewed periodically based on the undiscounted cash flows and pretax income over the remaining amortization period. Should this review indicate that the goodwill balance will not be recoverable, the Division's carrying value of goodwill will be reduced. At December 28, 1996, management believes the goodwill is fully recoverable.

     The Predecessor Company's allocation of the JPS Automotive goodwill relating to the 1994 Acquisition was amortized using the straight-line method over a 40-year period (see Note 3). Accumulated amortization as of December 31, 1995, was approximately $1.6 million.

  Environmental Matters

     The Division records its best estimate when it believes it is probable that an environmental liability has been incurred and the amount of loss can be reasonably estimated. The Division also considers estimates of certain reasonably possible environmental liabilities in determining the aggregate amount of environmental reserves. Accruals for environmental liabilities are generally included in the balance sheet as other noncurrent liabilities at undiscounted amounts and exclude claims for recoveries from insurance or other third parties. Accruals for insurance or other third-party recoveries for environmental liabilities are recorded when it is probable that the claim will be realized.

  Postemployment Benefits

     Effective June 29, 1994, the Predecessor Company adopted SFAS No. 112, "Employers' Accounting for Post-Employment Benefits." Under this method of accounting, benefits are accrued when it becomes probable that such benefits will be paid and when sufficient information exists to make reasonable estimates of the amounts to be paid.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Revenue Recognition

     The Division recognizes revenue from product sales when it has shipped the goods or ownership has been transferred to the customer for goods to be held for future shipment at the customer's request. The Division generally allows its customers the right of return only in the case of defective products. The Division provides a reserve for estimated defective product based on sales.

  Income Taxes

     Income taxes for all periods are determined in accordance with SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the use of the liability method in which deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of assets and liabilities using the income tax rates, under existing legislation, expected to be in effect at the date such temporary differences are expected to reverse.

     Immediately prior to the 1996 Acquisition, JPS Automotive was converted from a Delaware limited partnership into an association which is taxable as a corporation for federal, state and local income tax purposes. JPS Automotive is included in the consolidated federal income tax return of C&A. Income taxes for periods subsequent to the 1996 Acquisition reflect the pushdown of the Division's impact on the consolidated tax position of C&A.

     Prior to the 1996 Acquisition, JPS Automotive, as a limited partnership, was not subject to federal income taxes and, therefore, no current or deferred income tax provision has been provided for such taxes in the accompanying financial statements of the Predecessor Company.

     JPS Automotive had a tax-sharing agreement that provided for payment to the partners of amounts that would be required to be paid if JPS Automotive were a corporation filing separate income tax returns. At the time of the 1996 Acquisition, Foamex assigned to C&A Products the tax-sharing agreement.

  Newly Issued Accounting Standard

     In October 1996, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 96-1, "Environmental Remediation Liabilities." SOP 96-1 provides authoritative guidance on specific accounting issues related to the recognition, measurement, display and disclosure of environmental remediation liabilities. SOP 96-1 addresses only those actions undertaken in response to a threat of litigation or assertion of a claim. It does not address accounting for pollution control costs with respect to current operations or for costs of future site restoration on closure required upon cessation of operations. SOP 96-1 is effective for fiscal years beginning after December 15, 1996. The Division does not expect that adoption of this standard will have a material impact on its financial position or results of operations.

5.  INVENTORIES:

     The components of inventories consist of (in thousands):

                                                                              PREDECESSOR
                                                                                COMPANY
                                                                              ------------
                                                             DECEMBER 28,     DECEMBER 31,
                                                                 1996             1995
                                                             ------------     ------------
        Raw materials and supplies.........................     $1,975           $2,652
        Work-in-process....................................      2,877            2,325
        Finished goods.....................................      3,037            4,034
                                                                ------           ------
                  Total....................................     $7,889           $9,011
                                                                ======           ======

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  ACCRUED EXPENSES:

     Accrued expenses are summarized below (in thousands):

                                                                              PREDECESSOR
                                                                                COMPANY
                                                                              ------------
                                                             DECEMBER 28,     DECEMBER 31,
                                                                 1996             1995
                                                             ------------     ------------
        Payroll and employee benefits......................     $  765           $1,109
        Property taxes.....................................        413              404
        Other..............................................        137              162
                                                                ------           ------
                  Total....................................     $1,315           $1,675
                                                                ======           ======

7.  LONG-TERM DEBT:

     Long-term debt consists of (in thousands):

                                                                              PREDECESSOR
                                                                                COMPANY
                                                                              ------------
                                                             DECEMBER 28,     DECEMBER 31,
                                                                 1996             1995
                                                             ------------     ------------
        Equipment financing................................     $1,005           $1,584
        Allocation of JPS Automotive term and revolving
          loans............................................          0            6,200
                                                                ------           ------
                  Subtotal.................................      1,005            7,784
        Less -- Current portion............................        625              988
                                                                ------           ------
        Long-term debt.....................................     $  380           $6,796
                                                                ======           ======

  Equipment Financing

     Certain equipment has been purchased with financing provided by a financial institution. Although JPS Automotive is the actual borrower under these agreements, the liabilities for this financing have been reflected in the accompanying balance sheets since the liabilities are secured by the Division's and the Predecessor Company's equipment. The financing agreements bear interest between 8.05% and 9.67% and amounts are payable in monthly installments. Interest expense of $0, $100 thousand, $165 thousand and $110 thousand for the period from December 12, 1996, to December 28, 1996, the period from January 1, 1996, to December 11, 1996, the year ended December 31, 1995, and the period from June 29, 1994, to January 1, 1995, respectively, is recorded in the accompanying statements of operations, and the annual cash payments for interest approximates the amounts expensed. The final installments under the agreements occur at various dates through December 1998. The Division's future installment payments are as follows (in thousands):

            Fiscal year --
              1997......................................................  $  625
              1998......................................................     380
                                                                          ------
                                                                          $1,005
                                                                          ======

  Allocation of JPS Automotive Term and Revolving Loans

     In conjunction with the 1994 Acquisition, JPS Automotive entered into a credit agreement which provided for loans of up to $35 million, of which $10 million was available as a term loan and up to $25 million was available under a revolving line of credit. In connection with the 1996 Acquisition, the outstanding

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

borrowings at December 11, 1996, of $9.2 million under the term loan were repaid. At December 11, 1996, there were no outstanding borrowings under the revolving line of credit. The credit agreement was subsequently terminated.

     As discussed in Note 2, outstanding borrowings of JPS Automotive under the term and revolving loan arrangements were allocated, along with the related interest expense and deferred debt issuance costs, to the Predecessor Company based on the ratio of the assets of the Predecessor Company which served as collateral for the debt, which consisted of accounts receivable and inventory, to the total of the assets of JPS Automotive which served as collateral for the debt. At December 31, 1995, the accompanying balance sheet includes $498 thousand of unamortized deferred debt issuance costs and $6.2 million of debt allocated to the Predecessor Company associated with these loans. In addition, the Predecessor Company was allocated interest expense of approximately $552 thousand, $594 thousand and $316 thousand for the period from January 1, 1996, to December 11, 1996, the year ended December 31, 1995, and the period from June 29, 1994 to January 1, 1995, respectively, associated with these borrowings.

8.  EMPLOYEE BENEFIT PLANS:

     The 1996 Acquisition did not significantly affect the employee benefit plans offered to the employees of the Division.

  Defined Benefit Pension Plan

     Effective January 1, 1995, the Predecessor Company began participating in the Retirement Pension Plan for Employees of JPS Automotive L.P. (the "Plan") for salaried and certain hourly employees. Benefits are based on the employees' final average compensation, years of benefit service, the covered compensation in effect at retirement and the employees' ages when payment begins. Actuarially determined calculations for the Division and the Predecessor Company as a stand-alone entity are included in the accompanying financial statements.

     As part of the 1996 Acquisition, the Division recognized all prior service cost, net losses and minimum liabilities. Accordingly, the period from December 12, 1996, to December 28, 1996, does not reflect any net amortization or deferrals.

     The actuarially determined net periodic pension cost includes the following components (in thousands):

                                                                          PREDECESSOR COMPANY
                                                                     -----------------------------
                                                    PERIOD FROM      PERIOD FROM
                                                    DECEMBER 12,      JANUARY 1,
                                                      1996, TO         1996, TO        YEAR ENDED
                                                    DECEMBER 28,     DECEMBER 11,     DECEMBER 31,
                                                        1996             1996             1995
                                                    ------------     ------------     ------------
    Service cost..................................       $6              $119              $62
    Interest cost.................................        1                17                4
    Actual return on plan assets..................        0                (6)               0
    Net amortization and deferral.................        0                14                4
                                                         --              ----              ---
              Total...............................       $7              $144              $70
                                                         ==              ====              ===


     Funding of retirement costs for this plan both satisfies the minimum funding requirements of the Employee Retirement Income Security Act of 1974 and does not exceed the full funding limitations of the Internal Revenue Code ("IRC") of 1986, as amended. Plan investments consist primarily of cash equivalents.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The following table sets forth the actuarially determined portion of the Plan's funded status and the amounts recognized in the accompanying balance sheets as of December 28, 1996, and December 31, 1995 (in thousands):

                                                                                  PREDECESSOR
                                                                                    COMPANY
                                                                                  ------------
                                                                 DECEMBER 28,     DECEMBER 31,
                                                                     1996             1995
                                                                 ------------     ------------
    Actuarial present value of accumulated benefit
      obligations --
      Vested benefits..........................................     $ (226)          $  (89)
      Nonvested benefits.......................................        (22)              (7)
                                                                     -----            -----
         Accumulated benefit obligations.......................     $ (248)          $  (96)
                                                                     =====            =====
    Total projected benefit obligations........................     $ (381)          $ (127)
    Fair value of plan assets..................................        190                4
                                                                     -----            -----
    Plan assets less than projected benefit obligations........       (191)            (123)
    Unrecognized prior service cost............................          0               53
    Unrecognized net loss......................................          0                3
    Additional minimum liability...............................          0              (26)
                                                                     -----            -----
         Accrued pension cost..................................     $ (191)          $  (93)
                                                                     =====            =====

     Significant assumptions used in determining the plan's unfunded status are as follows:

                                                                                  PREDECESSOR
                                                                                    COMPANY
                                                                                  ------------
                                                                 DECEMBER 28,     DECEMBER 31,
                                                                     1996             1995
                                                                 ------------     ------------
    Expected long-term rate of return on plan assets...........       8.0%             8.0%
    Discount rate on projected benefit obligations.............       7.5              7.3
    Rates of increase in compensation levels (where
      applicable)..............................................       4.5              4.3
                                                                      ===              ===

  Defined Contribution Plan

     The Division participates in JPS Automotive's defined contribution plan which qualifies under Section 401(k) of the IRC and covers eligible employees. Employee contributions are voluntary and subject to certain limitations as imposed by the IRC. The Division, through JPS Automotive, makes a matching contribution of 25% of each employee's contribution with a maximum matching contribution of 1 1/2% of each employee's base compensation. The Predecessor Company, through JPS Automotive, also provided an additional 25% match of each employee's contribution to a fund which invested in Foamex common stock with a maximum contribution of 3% of each employee's base compensation. The contributions of the Division and the Predecessor Company were approximately $5 thousand for the period from December 12, 1996, to December 28, 1996, $86 thousand for the period from January 1, 1996, to December 11, 1996, $51 thousand for the year ended December 31, 1995, and $21 thousand for the period from June 29, 1994, to January 1, 1995.

  Postretirement Benefits

     JPS Automotive provides postretirement health care and life insurance benefits for eligible employees and retirees of the Division and retirees of the Predecessor Company. These plans are unfunded, and JPS Automotive retains the right to modify or eliminate these benefits. Actuarially determined calculations for the Division and the Predecessor Company as a stand-alone entity are included in the accompanying financial statements.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The actuarially determined net periodic postretirement benefit cost includes the following components (in thousands):

                                                                        PREDECESSOR COMPANY
                                                            --------------------------------------------
                                            PERIOD FROM     PERIOD FROM                     PERIOD FROM
                                            DECEMBER 12,     JANUARY 1,                       JUNE 29,
                                              1996, TO        1996, TO       YEAR ENDED       1994, TO
                                            DECEMBER 28,    DECEMBER 11,    DECEMBER 31,     JANUARY 1,
                                                1996            1996            1995            1995
                                            ------------    ------------    ------------    ------------
    Service cost for benefits earned.....        $1             $ 13            $ 12            $  5
    Interest cost on liability...........         2               32              46              26
    Net amortization.....................         0                5               0               0
                                                 --             ----            ----            ----
    Net periodic postretirement benefit
      cost...............................        $3             $ 50            $ 58            $ 31
                                                 ==             ====            ====            ====

     The following table sets forth the actuarially determined amount of net postretirement benefit obligation included in the accompanying balance sheets (in thousands):

                                                                                   PREDECESSOR
                                                                                     COMPANY
                                                                                   ------------
                                                                   DECEMBER 28,    DECEMBER 31,
                                                                       1996            1995
                                                                   ------------    ------------
    Retirees....................................................       $243            $245
    Fully eligible active plan participants.....................        143             144
    Other active plan participants..............................         89              90
                                                                       ----            ----
    Accumulated postretirement benefit obligation...............        475             479
    Unrecognized prior service gain from plan amendments........          0            (231)
    Unrecognized net gain.......................................          0             198
                                                                       ----            ----
    Net postretirement benefit obligation.......................       $475            $446
                                                                       ====            ====

     As part of the 1996 Acquisition, the Division recognized all previously unrecognized net gains and losses.

     Since JPS Automotive has capped its annual liability per person and all future cost increases will be passed on to retirees, the annual rate of increase in health care costs does not affect the Division's postretirement benefit obligation. The discount rate used in determining the accumulated postretirement benefit obligation as of December 28, 1996, and December 31, 1995, was 7.5% and 7.8%, respectively.

  Postemployment Benefits

     JPS Automotive provides certain postemployment benefits to former or inactive employees of the Division and the Predecessor Company and their dependents during the time period following employment but before retirement. On June 29, 1994, the Predecessor Company adopted SFAS No. 112. The Predecessor Company's adoption of SFAS No. 112 did not have a significant impact on the consolidated statements of operations. As of December 28, 1996, and December 31, 1995, the Division's and the Predecessor Company's actuarially determined portion of the liability for postemployment benefits was $26 thousand for each period and is included in other noncurrent liabilities in the accompanying balance sheets.

9.  INCOME TAXES:

     Immediately prior to the 1996 Acquisition, JPS Automotive was converted from a Delaware limited partnership into an association which is taxable as a corporation for federal, state and local income tax purposes. JPS Automotive remains a Delaware limited partnership for all purposes other than federal and state income taxes.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Division, through JPS Automotive, is included in the consolidated federal income tax return of C&A. Income taxes for periods subsequent to the 1996 Acquisition reflect the pushdown of the Division's impact on the consolidated tax position of C&A, which approximate income taxes computed on a separate return basis. Income taxes for the periods prior to the 1996 Acquisition are provided on a separate return basis. As discussed in Note 4, JPS Automotive was a party to a tax-sharing agreement with Foamex that was assigned to C&A Products at the time of the 1996 Acquisition. Although no payments were made by JPS Automotive to either Foamex or C&A Products under the tax-sharing agreement as a result of consolidated operations from June 29, 1994, to December 28, 1996, calculation of income taxes on a stand-alone basis for the Division and the Predecessor Company in accordance with the tax-sharing agreement would have resulted in obligations to Foamex of approximately $2.0 million for the period from June 29, 1994, to January 1, 1995, and approximately $270 thousand for the year ended December 31, 1995. No amounts would have been payable under the tax-sharing agreement for the period from January 1, 1996, to December 11, 1996.

     Components of the provision for income taxes subsequent to the 1996 Acquisition are summarized as follows (in thousands):

            Federal --
              Current......................................................  $ 0
              Deferred.....................................................    9
                                                                             ---
                                                                               9
                                                                             ---
            State --
              Current......................................................    0
              Deferred.....................................................    2
                                                                             ---
                                                                               2
                                                                             ---
                                                                             $11
                                                                             ===

     A reconciliation of the statutory federal income tax rate to the effective income tax rate is as follows (in thousands):

                                                                         PREDECESSOR COMPANY
                                                           -----------------------------------------------
                                           PERIOD FROM     PERIOD FROM                       PERIOD FROM
                                           DECEMBER 12,     JANUARY 1,                        JUNE 29,
                                             1996, TO        1996, TO       YEAR ENDED        1994, TO
                                           DECEMBER 28,    DECEMBER 11,    DECEMBER 31,      JANUARY 1,
                                               1996            1996            1995             1995
                                           ------------    ------------    ------------    ---------------
    Statutory income tax................       $ 10          $  1,215        $  2,099          $ 2,132
    State income taxes, net of
      federal...........................          1                 0               0                0
    Permanent difference on partnership
      income............................          0            (1,215)         (2,099)          (2,132)
                                                ---           -------         -------          -------
                                               $ 11          $      0        $      0          $     0
                                                ===           =======         =======          =======

     As a result of the change in JPS Automotive's tax status that resulted from the 1996 Acquisition, deferred tax assets and liabilities are provided on the temporary differences between the financial reporting and tax bases of the Division's assets and liabilities. While the equity purchase of JPS Automotive results in carryover tax basis in the assets, such carryover basis reflects the fair market value as a result of the deemed taxable sale and revaluation to fair market value in the hands of the seller just prior to the purchase by C&A

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

and its subsidiaries. The components of the net deferred tax assets as of December 28, 1996, were as follows (in thousands):

        Deferred tax assets --
          Pension and postretirement benefits.................................  $253
          Other employee benefits.............................................   143
          Other liabilities and reserves......................................   117
                                                                                ----
                                                                                 513
        Deferred tax liability -- Goodwill amortization.......................    (5)
                                                                                ----
        Net deferred tax assets...............................................  $508
                                                                                ====

     The above amounts have been classified in the December 28, 1996, balance sheet as follows (in thousands):

        Deferred tax assets --
          Current.............................................................  $187
          Noncurrent, included in other noncurrent assets.....................   321
                                                                                ----
                                                                                $508
                                                                                ====

10.  COMMITMENTS AND CONTINGENCIES:

  Operating Leases

     The Division is obligated under various noncancelable lease agreements for rental of machinery and computer equipment which remained outstanding following the 1996 Acquisition. Many of the leases contain renewal options with varying terms and escalation clauses that provide for increased rentals based upon increases in the Consumer Price Index, real estate taxes and lessors' operating expenses. Total minimum rental commitments required under operating leases at December 28, 1996, are (in thousands):

              1997......................................................  $ 92
              1998......................................................    41
              1999......................................................    19
              2000......................................................     7
                                                                          ----
                                                                          $159
                                                                          ====

     Rental expense charged to operations under operating leases by the Division approximated $6 thousand for the period from December 12, 1996, to December 28, 1996, $113 thousand for the period from January 1, 1996, to December 11, 1996, $197 thousand for the year ended December 31, 1995 and $115 thousand for the period from June 29, 1994, to January 1, 1995. Substantially all such rental expense represented the minimum rental payments under operating leases.

11.  RELATED-PARTY TRANSACTIONS AND ALLOCATIONS:

     As discussed in Note 2, JPS Automotive performed certain services and incurred certain costs for the Division and the Predecessor Company. Services provided include treasury, risk management, employee benefits, legal services, data processing, credit and collections, and other general corporate services. The costs of the services provided by JPS Automotive have been allocated to the Division and the Predecessor Company based upon a combination of estimated use and the relative sales of the business to the total operations of JPS Automotive. Costs allocated to the Division and the Predecessor Company for these services were $39 thousand, $1 million, $1.1 million and $399 thousand for the period from December 12, 1996, to December 28,

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

1996, the period from January 1, 1996, to December 11, 1996, the year ended December 31, 1995 and the period from June 29, 1994, to January 1, 1995, respectively.

     JPS Automotive provided certain management information systems supporting the manufacturing operations of the Division and the Predecessor Company. The costs of the services provided by JPS Automotive have been allocated to the Division and the Predecessor Company based upon estimated use. Costs allocated to the Division and the Predecessor Company for these services were $0, $260 thousand, $262 thousand and $115 thousand for the period from December 12, 1996, to December 28, 1996, the period from January 1, 1996, to December 11, 1996, the year ended December 31, 1995, and the period from June 29, 1994, to January 1, 1995, respectively. These costs are included in cost of goods sold in the accompanying statements of operations.

     The Division and the Predecessor Company used a warehouse owned by the JPS Automotive Carpet and Trim division to store and distribute certain finished goods inventory. Costs charged to the Division and the Predecessor Company by the Carpet and Trim division for rent, utilities and payroll costs associated with the use of this warehouse were approximately $20 thousand, $215 thousand, $118 thousand and $28 thousand for the period from December 12, 1996, to December 28, 1996, the period from January 1, 1996, to December 11, 1996, the year ended December 31, 1995, and the period from June 29, 1994, to January 1, 1995, respectively. These costs are included in cost of goods sold in the accompanying statements of operations.

  Analysis of Net Transactions with JPS Automotive L.P.

     Due to the intent to forgive any net balance in investments and advances to or from JPS Automotive upon the sale of the Division by JPS Automotive, the net intercompany balance has been classified as a component of divisional equity in the accompanying financial statements. Significant components of the net transactions with JPS Automotive have been summarized as follows (in thousands):

                                                                         PREDECESSOR COMPANY
                                                            ---------------------------------------------
                                           PERIOD FROM      PERIOD FROM                       PERIOD FROM
                                           DECEMBER 12,      JANUARY 1,                        JUNE 29,
                                             1996, TO         1996, TO        YEAR ENDED       1994, TO
                                           DECEMBER 28,     DECEMBER 11,     DECEMBER 31,     JANUARY 1,
                                               1996             1996             1995            1995
                                           ------------     ------------     ------------     -----------
Cash transactions --
  Corporate general and administrative
     allocated costs.....................     $   39          $  1,028         $  1,074         $   399
  Corporate management information
     systems allocated costs.............          0               260              262             115
  Corporate administered insurance
     program costs.......................         60             1,400            1,900             614
  Change in allocated debt of JPS
     Automotive..........................          0             2,165           (1,199)         (1,000)
  Interest expense allocated from JPS
     Automotive..........................          0               552              594             316
  Net transfers of cash from (to) JPS
     Automotive..........................      1,317           (12,213)          (7,060)         (2,619)
                                              ------           -------          -------          ------
                                               1,416            (6,808)          (4,429)         (2,175)
Other activity --
  Adjustment to goodwill allocation......          0                 0              697               0
                                              ------           -------          -------          ------
                                              $1,416          $ (6,808)        $ (3,732)        $(2,175)
                                              ======           =======          =======          ======

  Other Related-party Activities of the Division

     At December 28, 1996, C&A Products has pledged the ownership interests in its significant subsidiaries, including its partnership interests in JPS Automotive, as security for debt of C&A Products totaling $640.6 million.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     As discussed in Note 2, C&A Products currently provides general administrative services to JPS Automotive pursuant to the Existing Services Agreement. In connection with the 1996 Acquisition, C&A currently contemplates an amendment to the Existing Services Agreement to expressly provide that the services provided by C&A Products will include certain administrative and management functions previously conducted by JPS Automotive. For the period from December 12, 1996, to December 28, 1996, no amounts were paid or accrued by the Division.

  Other Related-party Activities of the Predecessor Company

     The Predecessor Company, through JPS Automotive, regularly entered into transactions with its affiliates in the ordinary course of business.

     In connection with the 1994 Acquisition, JPS Automotive entered into a supply agreement (the "Supply Agreement") with Foamex and certain of its affiliates. Pursuant to the terms of the Supply Agreement, at the option of JPS Automotive, Foamex would purchase certain raw materials which were necessary for the manufacture of the Predecessor Company's products, and resell such materials to the Predecessor Company at a price equal to net cost plus reasonable out-of-pocket expenses. During the period from January 1, 1996, to December 11, 1996, the year ended December 31, 1995, and the period from June 29, 1994, to January 1, 1995, the Predecessor Company purchased $20.2 million, $33 million and $0, respectively, of raw materials under the Supply Agreement with Foamex.

12.  ENVIRONMENTAL:

     The Division is subject to various federal, state and local environmental laws and regulations that (i) affect ongoing operations and may increase capital costs and operating expenses and (ii) impose liability for the costs of investigation and remediation and certain other damages related to on-site and off-site soil and groundwater contamination. The Division believes it has obtained or applied for the material permits necessary to conduct its business. To date, compliance with applicable environmental laws has not had and, in the opinion of management, based on the facts presently known to it, is not expected to have a material adverse effect on the Division's financial condition or results of operations.

     Although not named as a potentially responsible party for any environmentally contaminated sites, the Division and the Predecessor Company accrued environmental costs at December 28, 1996, and December 31, 1995, of approximately $325 thousand and $354 thousand, respectively, $48 thousand and
$54 thousand of which is included in current liabilities, respectively. In addition, as of December 31, 1995, JPS Automotive had a receivable of $500 thousand for indemnification of environmental liabilities from JPS Textile, former owner of JPS Automotive, of which $75 thousand was allocated to and included in noncurrent assets of the Predecessor Company based on an allocation of the total JPS Automotive environmental liability. The environmental receivable was written off during the period from January 1, 1996, to December 11, 1996, as JPS Automotive management believes that the realization of the receivable established for indemnification is remote.

     Although it is possible that new information or future events could require the Division to reassess its potential exposure relating to pending environmental matters, management believes that, based on the facts presently known to it, the resolution of such environmental matters will not have a material adverse effect on the Division's financial condition or results of operations. The possibility exists, however, that new environmental legislation may be passed or environmental regulations may be adopted, or other environmental conditions may be found to exist, that may require expenditures not currently anticipated which may be material, and there can be no assurance that the Division has identified or properly assessed all potential environmental liability arising from its activities or properties.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

13.  LITIGATION:

     From time to time, the Division has been involved in various legal proceedings. Management believes that such litigation is routine in nature and incidental to the conduct of its business, and that none of such litigation, if determined adversely to the Division, would have a material adverse effect on the financial condition or results of operations of the Division.

14.  FINANCIAL INSTRUMENTS AND CONCENTRATION OF RISK:

  Concentration of Credit Risk

     Financial instruments which potentially subject the Division to significant concentrations of credit risk consist primarily of trade accounts receivable.

     The Division's customers operate primarily in the automotive and industrial fabrics industries. The Division performs ongoing credit evaluations of its customers and generally does not require collateral. The Division maintains allowance accounts for potential losses and such losses have been within management's expectations. The percentage of sales to the three principal customers were as follows:

                                                                     PREDECESSOR COMPANY
                                                        ---------------------------------------------
                                       PERIOD FROM      PERIOD FROM                       PERIOD FROM
                                       DECEMBER 12,      JANUARY 1,                        JUNE 29,
                                         1996, TO         1996, TO        YEAR ENDED       1994, TO
                                       DECEMBER 28,     DECEMBER 11,     DECEMBER 31,     JANUARY 1,
                                           1996             1996             1995            1995
                                       ------------     ------------     ------------     -----------
    Allied Signal....................       17%              23%              33%              37%
    TRW..............................       11               18               23               23
    Travis Textiles..................       17                7                8                5
                                            ==               ==               ==               ==

     Accounts receivable due from the three principal customers as a percentage of total accounts receivable are as follows:

                                                                                  PREDECESSOR
                                                                                    COMPANY
                                                                                  ------------
                                                                 DECEMBER 28,     DECEMBER 31,
                                                                     1996             1995
                                                                 ------------     ------------
    Allied Signal..............................................       21%              30%
    TRW........................................................       14               23
    Travis Textiles............................................       11                6
                                                                      ==               ==

     The Division's exposure to credit risk associated with nonpayment by these customers is affected by conditions or occurrences primarily within the automotive and industrial fabrics segments. Substantially all trade receivables from these three customers were current at December 28, 1996.

  Disclosure About Fair Value of Financial Instruments

     The carrying amounts reported in the balance sheets for the Division's financial instruments, which consist primarily of accounts receivable, accounts payable, accrued liabilities and long-term debt approximate fair value based on the Division's assessment of available market information and appropriate valuation methodologies. Fair value estimates are made at a specific point in time, based on relevant market information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Reliance on Principal Supplier

     One supplier currently supplies substantially all of the Division's requirements for nylon yarn, the principal raw material used in the Division's airbag products. While the Division believes that there are adequate alternative sources of supply from which it could fulfill its nylon yarn requirements, the unanticipated termination of the current supply arrangement or a prolonged interruption in shipments could have a material adverse effect on the Division.

15.  QUARTERLY FINANCIAL DATA (UNAUDITED):

     The quarterly financial data of 1996 and 1995 is as follows (in thousands):

                                                             PREDECESSOR COMPANY
                                                    -------------------------------------
                                                     FIRST    SECOND     THIRD    FOURTH    FOURTH
                                                    QUARTER   QUARTER   QUARTER   QUARTER   QUARTER
                                                    -------   -------   -------   -------   -------
1996(1) --
  Net sales.......................................  $16,052   $17,575   $14,980   $14,214   $ 2,110
  Gross profit....................................    2,320     1,949     1,784     2,089       194
  Net income......................................    1,073       685       373       932        18
                                                    =======   =======   =======   =======    ======
1995 --
  Net sales.......................................  $22,753   $18,456   $16,200   $15,671       N/A
  Gross profit....................................    3,291     3,667     1,930     1,893       N/A
  Net income......................................    2,160     2,377       682       393       N/A
                                                    =======   =======   =======   =======    ======

---------------
(1) The fourth quarter results of the Predecessor Company are through December 11, 1996, and include the $117 thousand write-down of certain machinery and equipment (see Note 4). The Division's fourth quarter results are only for the period from December 12, 1996, to December 28, 1996, the period following the acquisition of JPS Automotive by C&A.

16.  SUBSEQUENT EVENT:

     On July 24, 1997, JPS Automotive  sold all of the assets of the Division to
Safety  Components  International,   Inc.  for  $56.3  million,   including  the
assumption of certain liabilities and subject to postclosing adjustments.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of
       Collins & Aikman Corporation:

     We have audited the accompanying statements of income, divisional equity and cash flows of the Air Restraint/Industrial Fabrics (the "Division") Division of JPS Textile Group, Inc. ("JPS Textile") for the period from December 26, 1993 to June 28, 1994. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     As more fully discussed in Note 2, to these financial statements, the Division was acquired by Foamex International, Inc. on June 28, 1994 and the
Division subsequently was acquired in 1996 by Collins & Aikman Corporation ("C&A"). In June 1997 C&A entered into a letter of intent to sell the Division. These financial statements do not include any adjustments arising from such sale transactions.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations, divisional equity and cash flows of the Air Restraint/Industrial Fabrics Division of JPS Textile Group, Inc. from December 26, 1993 to June 28, 1994, in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Spartanburg, South Carolina
July 10, 1997

                        AIR RESTRAINT/INDUSTRIAL FABRICS
                      DIVISION OF JPS TEXTILE GROUP, INC.

                              STATEMENT OF INCOME
             FOR THE PERIOD FROM DECEMBER 26, 1993 TO JUNE 28, 1994
                                 (IN THOUSANDS)

Net sales..........................................................................  $40,157
Cost of goods sold.................................................................   33,738
                                                                                      ------
          Gross profit.............................................................    6,419
Selling, general and administrative expenses.......................................    1,320
Corporate general and administrative allocated costs...............................      908
                                                                                      ------
          Income from operations...................................................    4,191
Interest expense...................................................................      562
Other expense, net.................................................................       80
                                                                                      ------
          Income before income taxes...............................................    3,549
Provision for income taxes.........................................................    1,313
                                                                                      ------
          Net income...............................................................  $ 2,236
                                                                                      ======

    The accompanying notes are an integral part of the financial statements.

                        AIR RESTRAINT/INDUSTRIAL FABRICS
                      DIVISION OF JPS TEXTILE GROUP, INC.

                         STATEMENT OF DIVISIONAL EQUITY
             FOR THE PERIOD FROM DECEMBER 26, 1993 TO JUNE 28, 1994
                                 (IN THOUSANDS)

Balance, December 25, 1993........................................................  $ 17,831
  Net income......................................................................     2,236
  Net transactions with JPS Textile...............................................    (1,219)
                                                                                    --------
Balance, June 28, 1994............................................................  $ 18,848
                                                                                    ========

    The accompanying notes are an integral part of the financial statements.

                        AIR RESTRAINT/INDUSTRIAL FABRICS
                      DIVISION OF JPS TEXTILE GROUP, INC.

                            STATEMENTS OF CASH FLOWS
             FOR THE PERIOD FROM DECEMBER 26, 1993 TO JUNE 28, 1994
                                 (IN THOUSANDS)

Operating activities:
  Net income.....................................................................    $ 2,236
  Adjustments to reconcile net income to net cash provided by (used in) operating activities:
     Depreciation................................................................      1,086
     Loss on disposal of assets..................................................         82
     Deferred taxes..............................................................        281
     Changes in operating assets and liabilities:
       Accounts receivable.......................................................     (2,134)
       Inventories...............................................................     (1,760)
       Accounts payable..........................................................      3,824
       Accrued expenses..........................................................        532
       Other assets and liabilities..............................................        (13)
                                                                                     -------
          Net cash provided by operating activities..............................      4,134
                                                                                     -------
Net cash (used in) investing activities, capital expenditures....................     (4,364)
                                                                                     -------
Financing activities:
  Net transactions with JPS Textile..............................................     (1,219)
  Allocated long-term debt (Note 2)..............................................      1,444
                                                                                     -------
          Net cash provided by financing activities..............................        225
                                                                                     -------
          Net change in cash.....................................................         (5)
Cash, beginning of period........................................................          5
                                                                                     -------
Cash, end of period..............................................................    $   -0-
                                                                                     =======

Supplemental cash flow information, cash paid for interest.......................    $   562
                                                                                     =======

    The accompanying notes are an integral part of the financial statements.

                        AIR RESTRAINT/INDUSTRIAL FABRICS
                      DIVISION OF JPS TEXTILE GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION AND BASIS OF PRESENTATION

     The Air Restraint/Industrial Fabrics Division (the "Division") of JPS Textile Group, Inc. ("JPS Textile") operates in the automotive products and industrial fabrics segments, including the design, manufacture and sale of airbag fabric for passenger cars and light trucks and other specialty industrial fabrics.

     The statements of income, divisional equity and cash flows for the period from December 26, 1993 to June 28, 1994 pertain to the Division.

2.  DIVISION ACQUISITIONS

     JPS Automotive L.P. ("JPS Automotive") was formed on May 17, 1994, for the purpose of acquiring a 100% ownership interest in JPS Automotive Products Corp. ("Products Corp."), which was purchased for nominal consideration on May 25, 1994. On June 28, 1994, subsidiaries of Foamex International, Inc. ("Foamex"), the owners of all partnership interests in JPS Automotive, made capital contributions to Products Corp. On June 28, 1994, Products Corp. acquired the assets of the automotive products and industrial fabrics divisions of JPS Textile. Effective October 3, 1994, Products Corp. transferred and assigned substantially all of its assets, subject to substantially all of its liabilities, to JPS Automotive, which agreed to assume such liabilities. In the accompanying financial statements, the Air Restraint/Industrial Fabrics division is referred to as the Division.

     On December 11, 1996, all of the outstanding equity of JPS Automotive was acquired from Foamex by Collins & Aikman Corporation ("C&A"), through its subsidiaries.

     On July 24, 1997, C&A sold all of the assets of the Division to Safety Components International Inc. for $56.3 million in cash, including the assumption of certain liabilities and subject to postclosing adjustments. In addition, Safety Components International, Inc. made a payment to JPS Automotive at the closing to enable it to pay off existing indebtedness of the Division of approximately $650,000 at the closing.

     Transfers of operating funds between the Division and JPS Textile occur on a noninterest-bearing basis, with the net amount of these transfers reflected as investments and advances from JPS Textile. The net balance in investments and advances from JPS Textile at June 28, 1994 and December 25, 1993 of $18.8 and $17.8 million, respectively, is classified as divisional equity in the accompanying balance sheets.

     As indicated above, the accompanying financial statements present the results of operations and cash flows of the Division as if it were a separate entity for the period presented.

     For the period ended June 28, 1994, as required by Staff Accounting Bulletin No. 73 of the Securities and Exchange Commission, a portion of certain term and revolving bank debt interest expense of JPS Textile has been allocated to the Division as a result of certain of the Division's assets, which consist of accounts receivable and inventory, serving as security for such debt. The allocations have been made based upon the ratio of the assets of the Division which served as collateral for such debt to the total of the assets of JPS Textile which served as collateral for the debt. The average interest rate on this debt for the period ended June 28, 1994, was approximately 7%. Interest has not been computed on the remaining intercompany balances.

     JPS Textile performed certain services and incurred certain costs for the Division. Services provided include treasury, risk management, employee benefits, legal services, data processing, credit and collections and other general corporate services. The costs of the services provided by JPS Textile have been allocated to the Division based upon a combination of estimated use and the relative sales of the business to the total operations of JPS Textile. Costs allocated to the Division for these services were $908 thousand for the period ended June 28, 1994. In the opinion of management, the method of allocating these costs is believed to be

                        AIR RESTRAINT/INDUSTRIAL FABRICS
                      DIVISION OF JPS TEXTILE GROUP, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

reasonable. However, the costs of these services charged to the Division are not necessarily indicative of the costs that would have been incurred if the Division had performed these functions.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimates

     The preparation of the Division financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Environmental Matters

     The Division records its best estimate when it believes it is probable that an environmental liability has been incurred and the amount of loss can be reasonably estimated. The Division also considers estimates of certain reasonably possible environmental liabilities in determining the aggregate amount of environmental reserves. Accruals for environmental liabilities are generally included in the balance sheet as other noncurrent liabilities at undiscounted amounts and exclude claims for recoveries from insurance or other third parties. Accruals for insurance or other third-party recoveries for environmental liabilities are recorded when it is probable that the claim will be realized.

Revenue Recognition

     The Division recognizes revenue from product sales when it has shipped the goods or ownership has been transferred to the customer for goods to be held for future shipment at the customer's request. The Division generally allows its customers the right of return only in the case of defective products. The Division provides a reserve for estimated defective products based on sales.

Income Taxes

     Income taxes for all periods are determined in accordance with SFAS No.109, "Accounting for Income Taxes". SFAS No.109 requires the use of the liability method in which deferred income taxes are provided on the temporary differences between the financial reporting and income tax basis of assets and liabilities using the income tax rates, under existing legislation, expected to be in effect at the date such temporary differences are expected to reverse. Income taxes of the Division for the period ended June 28, 1994 are computed as if it filed a separate tax return.

Newly Issued Accounting Standard

     In October 1996, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 96-1, "Environmental Remediation Liabilities". SOP 96-1 provides authoritative guidance on specific accounting issues related to the recognition, measurement, display and disclosure of environmental remediation liabilities. SOP 96-1 addresses only those actions undertaken in response to a threat of litigation or assertion of a claim. It does not address accounting for pollution control costs with respect to current operations or for costs of future site restoration on closure required upon cessation of operations. SOP 96-1 is effective for fiscal years beginning after December 15, 1996. The Division does not expect adoption of this standard will have a material impact on its financial position or results of operations.
                                      F-35

                        AIR RESTRAINT/INDUSTRIAL FABRICS
                      DIVISION OF JPS TEXTILE GROUP, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  BENEFIT PLANS

  Defined Benefit Pension Plan

     Substantially all of the Division's employees are covered by defined benefit pension plans sponsored by JPS Textile. The plans provide pension benefits that are based on the employees' compensation during the last ten years of employment. The Division's policy is to fund the annual contribution required by applicable regulations. Expense for the Defined Benefit Pension Plans was not material.

  401(k) Savings Plans

     The Division also participated in JPS Textile's salaried employees' savings, investment and profit-sharing plan which is available to employees meeting eligibility requirements. The Division's expense was approximately $20 thousand for the period ended June 28, 1994.

  Postretirement Benefits

     The Division provides postretirement health care and life insurance benefits for eligible employees and retirees of the Division. These plans are unfunded, and the Division retains the right to modify or eliminate these benefits. Actuarially determined calculations for the Division and as a stand-alone entity are included in the accompanying financial statements.

     Expense for the period ended June 28, 1994 totaled approximately $40 thousand.

     Since JPS Textile has capped its annual liability per person and all future cost increases will be passed on to retirees, the annual rate of increase in health care costs does not affect the Division's postretirement benefit obligation.

5.  INCOME TAXES

     The provision for income taxes for the period ended June 28, 1994 includes the following:

                Federal:
                  Current...........................................  $  949
                  Deferred..........................................     258
                                                                      ------
                                                                       1,207
                                                                      ------
                State:
                  Current...........................................      83
                  Deferred..........................................      23
                                                                      ------
                                                                         106
                                                                      ------
                                                                      $1,313
                                                                      ======

6.  COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Division is obligated under various noncancelable lease agreements for rental of machinery and computer equipment. Many of the leases contain renewal options with varying terms and escalation clauses that provide for increased rentals based upon increases in the Consumer Price Index, real estate taxes and

                        AIR RESTRAINT/INDUSTRIAL FABRICS
                      DIVISION OF JPS TEXTILE GROUP, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

lessors' operating expenses. Total minimum rental commitments required under operating leases at June 28, 1994 are (in thousands):

                1995..................................................  $193
                1996..................................................   187
                1997..................................................   181
                1998..................................................   122
                1999 and thereafter...................................     4

     Rental expense charged to operations under operating leases by the Division approximated $100 thousand for the period ended June 28, 1994. Substantially all such rental expense represented the minimum rental payments under operating leases.

7.  RELATED-PARTY TRANSACTIONS AND ALLOCATIONS

     As discussed in Note 2, JPS Textile performed certain services and incurred certain costs for the Division. Services provided include treasury, risk management, employee benefits, legal services, data processing, credit and collections, and other general corporate services. The costs of the services provided by JPS Textile has been allocated to the Division based upon a combination of estimated use and the relative sales of the business to the total operations of JPS Textile. Costs allocated to the Division for these services were approximately $843 thousand for the period ended June 28, 1994. JPS Textile provided certain management information systems supporting the manufacturing operations of the Division. The costs of the services provided by JPS Textile has been allocated to the Division based upon estimated use. Costs allocated to the Division for these services were $65 thousand for the period ended June 28, 1994. The cost is included in the accompanying statement of income.

     The Division used a warehouse owned by JPS Textile to store and distribute certain finished goods inventory. Costs charged to the Division by JPS Textile for rent, utilities and payroll costs associated with the use of this warehouse were approximately $150 thousand for the period ended June 28, 1994. These costs are included in selling, general and administrative expenses in the accompanying statement of income.

  Analysis of Net Transactions with JPS Textile

     The net intercompany balance has been classified as a component of divisional equity in the accompanying financial statements. Significant components of the net transactions with JPS Textile have been summarized for the period ended June 28, 1994 as follows (in thousands):

    Cash transactions:
      Corporate general and administrative allocated costs.....................  $   843
      Corporate management information systems allocated costs.................       65
      Interest expense allocated from JPS Textile..............................      373
      Change in allocated debt of JPS Textile..................................   (2,138)
      Net transfers of cash to JPS Textile.....................................     (362)
                                                                                 -------
                                                                                 $(1,219)
                                                                                 =======

8.  ENVIRONMENTAL

     The Division is subject to various federal, state and local environmental laws and regulations that (i) affect ongoing operations and may increase capital costs and operating expenses and (ii) impose liability for the costs of investigation and remediation and certain other damages related to on-site and off-site soil and

                        AIR RESTRAINT/INDUSTRIAL FABRICS
                      DIVISION OF JPS TEXTILE GROUP, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

groundwater contamination. The Division believes it has obtained or applied for the material permits necessary to conduct its business. To date, compliance with applicable environmental laws has not had and, in the opinion of management, based on the facts presently known to it, is not expected to have a material adverse effect on the Division's financial condition or results of operations.

     Although it is possible that new information or future events could require the Division to reassess its potential exposure relating to pending environmental matters, management believes that, based on the facts presently known to it, the resolution of such environmental matters will not have a material adverse effect on the Division's financial condition or results of operations.

     The possibility exists, however, that new environmental legislation may be passed or environmental regulations may be adopted, or other environmental conditions may be found to exist, that may require expenditures not currently anticipated which may be material, and there can be no assurance that the Division has identified or properly assessed all potential environmental liability arising from its activities or properties.

9.  LITIGATION

     From time to time, the Division has been involved in various legal proceedings. Management believes that such litigation is routine in nature and incidental to the conduct of its business, and that none of such litigation, if determined adversely to the Division, would have a material adverse effect on the financial condition or results of operations of the Division.

10.  CONCENTRATION OF RISK

     The Division's customers operate primarily in the automotive and industrial fabrics industries. The Division performs ongoing credit evaluations of its customers and generally does not require collateral. The Division maintains allowance accounts for potential losses and such losses have been within management's expectations.

     The percentage of sales to the three principal customers for the period ended June 28, 1994, respectively was as follows:

                Allied Signal...........................................   28%
                TRW.....................................................   10
                Travis Textiles.........................................    6

     The Division's exposure to credit risk associated with nonpayment by these customers is affected by conditions or occurrences primarily within the automotive and industrial fabrics segments. Substantially all trade receivables from these three customers were current at June 28, 1994.

     Reliance on Principal Supplier -- One supplier currently supplies substantially all of the Division's requirements for nylon yarn, the principal raw material used in the Division's airbag products. While the Division believes that there are adequate alternative sources of supply from which it could fulfill its nylon yarn requirements, the unanticipated termination of the current supply arrangement or a prolonged interruption in shipments could have a material adverse effect on the Division.

11.  SUBSEQUENT EVENT

     On July 24, 1997, C&A sold all of the assets of the Division to Safety Components International, Inc. for $56.3 million in cash, including the assumption of certain liabilities and subject to postclosing adjustments. In addition, Safety Components International, Inc. made a payment to JPS Automotive at the closing to enable it to pay off existing indebtedness of the Division of approximately $650,000 at the closing.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      SAFETY COMPONENTS INTERNATIONAL, INC.



                                      By: /s/ JEFFREY J. KAPLAN
                                          -------------------------------------
                                          Name:    Jeffrey J. Kaplan
                                          Title:   Executive Vice President and
                                                   Chief Financial Officer

Date: October 6, 1997